This instrument was prepared by
and recorded counterparts should
be returned to:

Stephen B. Weissman, Esq.
Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, New York 10169

                                Location: Tacoma, Washington

________________________________________________________________
________________________________________________________________

         MORTGAGE, OPEN END MORTGAGE, DEED OF TRUST,
          TRUST DEED, DEED TO SECURE DEBT, PURCHASE
            MONEY MORTGAGE, ASSIGNMENT, SECURITY
              AGREEMENT AND FINANCING STATEMENT

                     Dated November 3, 1994


                      PF ACQUISITION CORP.

                               AND

       CURTICE-BURNS FOODS, INC., collectively as Grantor

                               TO

               COMMONWEALTH TITLE COMPANY, Trustee

                               OR

          SPRINGFIELD BANK FOR COOPERATIVES, Mortgagee

________________________________________________________________
________________________________________________________________

This instrument contains after-acquired property provisions and secures obligations containing provisions for changes in interest rates, extensions of time for payment and other modifications in the terms of the obligations. THIS INSTRUMENT IS A FIXTURE FILING UNDER RCW 62A.9-402.

                          TABLE OF CONTENTS

                                                             Page
   Recitals. . . . . . . . . . . . . . . . . . . . . . . . . . .1
   Granting Clauses. . . . . . . . . . . . . . . . . . . . . . .4
   Granting Clause First . . . . . . . . . . . . . . . . . . . .4
   Granting Clause Second. . . . . . . . . . . . . . . . . . . .4
   Granting Clause Third . . . . . . . . . . . . . . . . . . . .5
   Granting Clause Fourth. . . . . . . . . . . . . . . . . . . .5
   Granting Clause Fifth . . . . . . . . . . . . . . . . . . . .6
   Granting Clause Sixth . . . . . . . . . . . . . . . . . . . .6

  ARTICLE I        Representations and Warranties
                   of Grantor. . . . . . . . . . . . . . . . . .7

  Section 1.01     General Representations and Warranties. . . .7
  Section 1.02     Performance of Mortgage
                     Documents, etc. . . . . . . . . . . . . . .7
  Section 1.03     Warranty of Title . . . . . . . . . . . . . .7
  Section 1.04     Existing Defaults . . . . . . . . . . . . . .8
  Section 1.05     Certificates and Permits. . . . . . . . . . .8
  Section 1.06     Flood Zone; Utilities; Roads; Damage. . . . .8

  ARTICLE II       Covenants of Grantor. . . . . . . . . . . . .9

  Section 2.01     General Covenants . . . . . . . . . . . . . .9
                   (a) Further Assurances. . . . . . . . . . . .9
                   (b) Filing and Recording. . . . . . . . . . .9
                   (c) Protection of Lien; Defense of Action . 10

  Section 2.02     Operation and Maintenance . . . . . . . . . 10
                   (a) Repair and Maintenance. . . . . . . . . 10
                   (b) Replacement of Equipment. . . . . . . . 11
                   (c) Inventory . . . . . . . . . . . . . . . 11
                   (d) Compliance with Laws. . . . . . . . . . 11
                   (e) Environmental Provisions. . . . . . . . 12
                   (f) Use . . . . . . . . . . . . . . . . . . 15
                   (g) Zoning; Title Matters . . . . . . . . . 15

  Section 2.03     Insurance . . . . . . . . . . . . . . . . . 16
                   (a) Casualty Insurance. . . . . . . . . . . 16
                   (b) Form of Policy. . . . . . . . . . . . . 16
                   (c) Duplicate Originals . . . . . . . . . . 16
                   (d) No Separate Insurance . . . . . . . . . 16
                   (e) Transfer of Title . . . . . . . . . . . 17

  Section 2.04     Damage and Destruction. . . . . . . . . . . 17
                   (a) Grantor's Obligations . . . . . . . . . 17
                   (b) Mortgagee's Rights; Application

                                  (ii)

                       of Proceeds . . . . . . . . . . . . . . 17

  Section 2.05     Condemnation. . . . . . . . . . . . . . . . 18
                   (a) Grantor's Obligations; Proceedings. . . 18
                   (b) Mortgagee's Rights to Proceeds. . . . . 18
                   (c) Application of Proceeds . . . . . . . . 19
                   (d) Effect on the Obligations . . . . . . . 19

  Section 2.06     Liens and Liabilities . . . . . . . . . . . 19
                   (a) No Liens. . . . . . . . . . . . . . . . 19
                   (b) No Consent. . . . . . . . . . . . . . . 20
                   (c) Right to Contest. . . . . . . . . . . . 20
                   (d) Approved Encumbrance. . . . . . . . . . 20

  Section 2.07     Taxes and Other Charges . . . . . . . . . . 21
                   (a) Taxes on the Premises . . . . . . . . . 21
                   (b) Receipts. . . . . . . . . . . . . . . . 21
                   (c) Brundage Clause . . . . . . . . . . . . 22
                   (d) Right to Contest. . . . . . . . . . . . 22

  Section 2.08     Escrows . . . . . . . . . . . . . . . . . . 23
  Section 2.09     Grantor's Certificates. . . . . . . . . . . 23
  Section 2.10     Leases. . . . . . . . . . . . . . . . . . . 24
  Section 2.11     Books and Records . . . . . . . . . . . . . 25


  ARTICLE III      Future Advances; Expenses; Indemnity. . . . 26

  Section 3.01     Future Advances . . . . . . . . . . . . . . 26
  Section 3.02     Advances by Trustee or Mortgagee
                     to pay Expenses . . . . . . . . . . . . . 26
  Section 3.03     Grantor Obligated to pay
                     all Expenses. . . . . . . . . . . . . . . 27
  Section 3.04     Indemnity . . . . . . . . . . . . . . . . . 27
  Section 3.05     Interest after Loan Default . . . . . . . . 28

  ARTICLE IV       Sale or Transfer of the Premises. . . . . . 28

  ARTICLE V        Defaults and Remedies . . . . . . . . . . . 29

  Section 5.01     Events of Defaults. . . . . . . . . . . . . 29
  Section 5.02     Remedies. . . . . . . . . . . . . . . . . . 31
  Section 5.03     Expenses. . . . . . . . . . . . . . . . . . 33
  Section 5.04     Rights Pertaining to Sales. . . . . . . . . 34
  Section 5.05     Application of Proceeds . . . . . . . . . . 36
  Section 5.06     Waiver of Rights and Defenses . . . . . . . 37
  Section 5.07     Exercise by Trustee . . . . . . . . . . . . 39

  ARTICLE VI       Defeasance. . . . . . . . . . . . . . . . . 39

                                  (iii)

                                  (iv)

  ARTICLE VII   Additional Provisions. . . . . . . . . . . . . 40

  Section 7.01     General . . . . . . . . . . . . . . . . . . 40
  Section 7.02     Provisions as to Payments, Advances . . . . 40
  Section 7.03     Usury Savings Clause. . . . . . . . . . . . 41
  Section 7.04     Separability. . . . . . . . . . . . . . . . 42
  Section 7.05     Notices . . . . . . . . . . . . . . . . . . 42
  Section 7.06     Right to Deal . . . . . . . . . . . . . . . 43
  Section 7.07     No Merger . . . . . . . . . . . . . . . . . 43
  Section 7.08     Applicable Law. . . . . . . . . . . . . . . 43
  Section 7.09     Sole Discretion of Trustee
                     and Mortgagee
  Section 7.10     Provisions as to Covenants
                     and Agreements. . . . . . . . . . . . . . 44
  Section 7.11     Matters to be in Writing. . . . . . . . . . 44
  Section 7.12     Construction of Provisions. . . . . . . . . 44
  Section 7.13     Successors and Assigns. . . . . . . . . . . 45
  Section 7.14     Counterparts. . . . . . . . . . . . . . . . 45
  Section 7.15     Use of Mortgagee's Name . . . . . . . . . . 45
  Section 7.16     Management. . . . . . . . . . . . . . . . . 46
  Section 7.17     Conflicts . . . . . . . . . . . . . . . . . 46
  Section 7.18     Security Agreement; Fixture Filing. . . . . 46
  Section 7.19     Relationship. . . . . . . . . . . . . . . . 46
  Section 7.20     Nonagricultural Clause. . . . . . . . . . . 46

  ARTICLE VIII     Provisions as to Trustee and Mortgagee. . . 46

  Section 8.01     Trustee's Appointment . . . . . . . . . . . 46
  Section 8.02     Exculpation . . . . . . . . . . . . . . . . 47

  Execution Page . . . . . . . . . . . . . . . . . . . . . . . 48

  Rider. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

  Acknowledgements . . . . . . . . . . . . . . . . . . . . . . 60
  Exhibit "A"       Description of Land
  Exhibit "B"       Permitted Encumbrances

                                  (v)

          MORTGAGE, OPEN END MORTGAGE, DEED OF TRUST, TRUST DEED, DEED TO SECURE DEBT, PURCHASE MONEY MORTGAGE, ASSIGNMENT, SECURI-TY AGREEMENT AND FINANCING STATEMENT (as it may be amended, modified or supplemented from time to time, this "Mortgage") dated November 3, 1994, by PF Acquisition Corp., organized under the laws of the State of New York, with its principal office at 90 Linden Place, Rochester, New York 14603, and Curtice-Burns Foods, Inc., organized under the laws of the State of New York, with its principal office at 90 Linden Place, Rochester, New York 14603, collectively the mortgagor and trustor hereunder (herein, together with their respective permitted successors and assigns, singularly, an "Individual Grantor", and collectively, the "Grantor"), to Commonwealth Title Company, a Washington corporation, with its principal office at 1120 Pacific Avenue, Tacoma, Washington 98402, trustee hereunder to the extent that this Mortgage operates as a deed of trust or trust deed ("Trustee"); and to Springfield Bank for Cooperatives, a corporation established under the laws of the United States of America and continuing as a Federally chartered instrumentality of the United States under the Farm Credit Act of 1971, as amended, having its principal place of business at 67 Hunt Street, Agawam, Massachusetts 01001, the mortgagee hereunder to the extent that this Mortgage operates as a mortgage or an open end mortgage or a purchase money mortgage, the beneficiary hereunder to the extent that this Mortgage operates as a deed of trust or trust deed and the grantee hereunder to the extent that this Mortgage operates as a deed to secure debt (herein, together with its successors and assigns, "Mortgagee").

                      W I T N E S S E T H :

          WHEREAS, Grantor has entered into a certain Term Loan, Term Loan Facility and Seasonal Loan Agreement of even date herewith, and other related agreements, documents and instruments heretofore, now or hereafter executed and/or delivered by Grantor or any other person to, with or in favor of Mortgagee in connection with the foregoing agreement (said agreements, as the same may be amended, modified and supplemented from time to time being herein collectively called the "Loan Agreement"), pursuant to which Mortgagee has extended and will extend certain loans, advances and other financial accommodations to Grantor, including, without limitation i) a term loan (the "Term Loan") in the original principal amount of Eighty Million Dollars ($80,000,000), ii) a term loan facility (the "Term Loan Facility") in the maximum principal amount of One Hundred Twenty Million Dollars ($120,000,000), iii) Seasonal Loans from time to time at the request of the Grantor in the maximum aggregate principal amount of Eighty-Six Million Dollars ($86,000,000), and
iv) Letter or Credit Accommodations from time to time at the request of the Grantor in the maximum aggregate principal amount of Ten Million Dollars ($10,000,000)(Terms used in this Mortgage which are not otherwise defined herein are intended to have the meaning ascribed to them under the Loan Agreement); and

          WHEREAS, it would be an event of default under the Loan
Agreement were Grantor to fail to execute and deliver this Mortgage;

          WHEREAS, this Mortgage secures Grantor's obligation to pay the Term Loan to Mortgagee (herein called "Obligations") not to exceed a maximum principal amount of $25,000,000, which Obligations include all obligations of Grantor under this Mortgage (the Loan Agreement and this Mortgage and any other document or instrument executed and delivered in connection therewith and herewith, in each case as the same may be amended, modified or supplemented from time to time, being herein collectively called the "Mortgage Documents" and singularly called a "Mortgage Document"), together with interest thereon as provided in the Loan Agreement and costs and expenses (including attorneys' fees and disbursements) incurred by Trustee or Mortgagee in connection with the Mortgage Documents.

          NOW THEREFORE, to secure the punctual payment and performance by Grantor when due, whether by acceleration or otherwise, of all Obligations not to exceed a maximum principal amount of $25,000,000, together with interest thereon as provided in the Loan Agreement and costs and expenses (including attorneys' fees and disbursements) incurred by Trustee or Mortgagee in connection with the Mortgage Documents, Grantor does hereby grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto Trustee in trust, for the benefit of the Mortgagee, as beneficiary, with Power of Sale, to the extent this Mortgage operates as a deed of trust or trust deed or to the Mortgagee to the extent this Mortgage operates as a mortgage, an open end mortgage, a purchase money mortgage or a deed to secure debt, upon the terms and conditions of this Mortgage, each and all of the real properties, and further grants to the Trustee or the Mortgagee, as the case may be, a security interest in and to all other property described in Granting Clauses First through Sixth below (all of such property being hereinafter collectively called the "Premises").

          Notwithstanding anything to the contrary herein contained,

          (i) to the extent the Premises are located in any of the following State(s), this Mortgage shall be deemed to be and shall be enforceable as a mortgage, assignment, security agreement and financing statement: ARKANSAS, COLORADO, DELAWARE, FLORIDA, HAWAII, IDAHO, ILLINOIS, INDIANA, KANSAS, KENTUCKY, LOUISIANA, MAINE, MARYLAND, MASSACHUSETTS, MICHI-GAN, MINNESOTA, MONTANA, NEW HAMPSHIRE, NEW JERSEY, NEW YORK, NORTH DAKOTA, OKLAHOMA, SOUTH CAROLINA, SOUTH DAKOTA and/or WISCONSIN;

          (ii) to the extent the Premises are located in any of the following State(s), this Mortgage shall be deemed to be and shall be enforceable as a deed of trust, assignment,security agreement and financing statement:
     ALASKA, CALIFORNIA, DISTRICT OF COLUMBIA, IOWA, MISSISSIPPI, MISSOURI, NEVADA, NEW MEXICO, NORTH CAROLINA, TEXAS, VERMONT, VIRGINIA, WASHINGTON, WEST VIRGINIA and/or WYOMING;

          (iii) to the extent the Premises are located in any of the following State(s), this Mortgage shall be deemed to be and shall be enforceable as an open end mortgage, assign-ment, security agreement and financing statement: ALABAMA, CONNECTICUT, OHIO and/or RHODE ISLAND;

          (iv) to the extent the Premises are located in the following State(s), this Mortgage shall be deemed to be and shall be enforceable as a trust deed, assignment, security agreement and financing statement: ARIZONA, NEBRASKA, OREGON, TENNESSEE and/or UTAH;

          (v) to the extent the Premises are located in the State of GEORGIA, this Mortgage shall be deemed to be and shall be enforceable as a deed to secure debt, assignment, security agreement and financing statement; and

          (vi) to the extent the Premises are located in the State of PENNSYLVANIA, this Mortgage shall be deemed to be and shall be enforceable as a purchase money mortgage, assignment, security agreement and financing statement.

          Wherever herein contained, the phrase "Trustee and Mortgagee, as applicable" or any similar phrase shall be deemed to refer to (a) Trustee for the benefit of Mortgagee, as benefi-ciary, to the extent the Premises are located in any of the States listed in subsections (ii) or (iv) above, (b) to Mortgagee to the extent the Premises are located in any of the States listed in subsections (i), (iii) or (vi), and (c) in the case of Georgia, to Mortgagee, as grantee.

          To the extent the Premises are located in any of the States listed in subsections (i), (iii), (v) or (vi), Trustee shall have no rights, power or obligations in these States. To the extent the Premises are located in any of the States listed in subsections (ii) or (iv) above, references to Mortgagee shall, if the context so requires, be deemed to be references to Mortgagee, as beneficiary.

                       GRANTING CLAUSES

          All the estate, right, title and interest of Grantor in, to and under, or derived from:


                      GRANTING CLAUSE FIRST

                              Land

          All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit "A", as the description of the same may be amended or supplemented from time to time, and all reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in any way appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel there-of, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of Grantor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing being hereinafter collectively called the "Land").


                     GRANTING CLAUSE SECOND

                          Improvements

             All buildings, structures, facilities and other improvements now or hereafter located on the Land, and all building material, building equipment and fixtures of every kind and nature now or hereafter located on the Land or attached to, contained in, or used in connection with, any such buildings, structures, facilities or other improvements, and all appurten-ances and additions thereto and betterments, renewals, sub-stitutions and replacements thereof and therefor, owned by Grantor or in which Grantor has or shall acquire an interest (all of the foregoing being hereinafter collectively called the "Improvements").

                      GRANTING CLAUSE THIRD

                     Fixtures and Equipment

         All fixtures, equipment and other personal property, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof and therefor, owned by Grantor or in which Grantor now has or hereafter shall acquire an interest, and now or hereafter located on, attached to, contained in or used in connection with the properties referred to in GRANTING CLAUSES FIRST, SECOND, FOURTH or FIFTH, or placed on any part thereof, though not attached thereto, including all partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating and/or compacting plants, systems, fixtures and equipment, elevators, escalators, ranges, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire pre-vention and extinguishing apparatus and materials, motors, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, appliances, equipment, utensils, tools, implements, fittings and fixtures (all of the foregoing being hereinafter collectively called the "Equipment"). If the lien of this Mortgage is subject to a security interest covering any property described in this GRANT-ING CLAUSE THIRD, then all of the right, title and interest of Grantor in and to any and all such property is hereby assigned to Trustee and Mortgagee, as applicable, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of Grantor.


                     GRANTING CLAUSE FOURTH

           Leasehold and Other Contractual Interests;
                  Permits; Licenses and Approvals

         Unless the same may not be subjected to the lien hereof or transferred by their terms, all the leases, lettings and licenses of, all other contracts, agreements and contract rights affecting, and all permits, licenses, franchises, certificates, approvals and other rights, privileges and general intangibles obtained or issued with respect to, the Land, the Improvements, the Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby or any part thereof, now or hereafter entered into, or issued with respect thereto, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of Grantor thereunder, including cash and securities deposited thereunder and books and records which contain entries for pay-ments made thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.


                      GRANTING CLAUSE FIFTH

                Other and After Acquired Property

         Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by Grantor and covered by GRANTING CLAUSES FIRST, SECOND, THIRD, FOURTH OR SIXTH, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of Trustee or Mortgagee, it being the intention and agreement of Grantor that all property hereafter acquired or constructed by Grantor on such property shall forthwith upon acquisition or construction thereof by Grantor and without any act or deed by Grantor be subject to the lien and security interest of this Mortgage as if such property were now owned by Grantor and were specifically de-scribed in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and Trustee and Mortgagee are hereby authorized to receive any and all such property as and for additional security hereunder.


                      GRANTING CLAUSE SIXTH

                       Proceeds and Awards

          All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Grantor, all proceeds of any of the property described in these Granting Clauses, including proceeds of hazard, title and other insurance, and all judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter made to the present and all subsequent owners of the Land, the Improvements, the Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

          TO HAVE AND TO HOLD, subject to the matters described in Exhibit "B" ("Permitted Encumbrances"), all and singular the Premises, whether now owned or leased or hereafter acquired and whether now or hereafter existing, together with all the rights, privileges and appurtenances thereunto belonging, unto Trustee and Mortgagee, as applicable, forever, for the uses and purposes herein set forth.

          AND Grantor covenants and agrees with Trustee and Mortgagee as follows:


                            ARTICLE I

            Representations and Warranties of Grantor


          Section 1.01 General Representations and Warranties. Each Individual Grantor is a corporation in good standing under the laws of the State of its incorporation and is duly qualified and in good standing to do business and to own the Premises in the State where the Premises are located. The making, performance and recording of this Mortgage by Grantor are within each Individual Grantor's corporate powers, have been duly authorized by all appropriate corporate action and do not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to each Individual Grantor or of the charter or by-laws of each Individual Grantor; (ii) result in a breach in any material respect of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which each Individual Grantor is a party or by which it or its properties may be bound or affected; (iii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as is constituted hereby) on the Premises; or (iv) require the consent of the stockholders of each Individual Grantor or any lienholders prior in rank to this Mortgage other than those consents which Grantor has delivered to Mortgagee prior hereto or the authorization, consent or approval of, or any license from, or any filing or registration with, any governmental body, except recording of this Mortgage in the appropriate real property records and the appropriate Uniform Commercial Code filing records. This Mortgage constitutes the legal, valid and binding obligation of each Individual Grantor enforceable against each Individual Grantor in accordance with its terms, except as the foregoing may be limited by applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally.

          Section 1.02 Performance of Mortgage Documents; Etc. Grantor shall cause to be performed, observed and complied with all provisions of every Mortgage Document, and will promptly pay to the Trustee or Mortgagee the principal with interest thereon and all other sums required to be paid by Grantor pursuant to the provisions of every Mortgage Document when payment shall become due.

          Section 1.03 Warranty of Title. (i) Grantor has and will have good, marketable and insurable fee simple title to the Premises, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (ii) Grantor has and will have full power and lawful authority to encumber and convey the Premises as provided herein; (iii) Grantor owns and will own all of the Equipment, free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable lien on, and security interest in, the Premises, subject only to Permitted Encumbrances; and (v) subject to Permitted Encumbrances, Grantor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever. Grantor also represents and warrants that
(i) each Individual Grantor is now and, after giving effect to this Mortgage, will be in a solvent condition, (ii) the execution and delivery of this Mortgage by each Individual Grantor does not constitute a "fraudulent conveyance" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute; and (iii) no bankruptcy or insolvency proceedings are pending or contemplated by or against each Individual Grantor.

          Section 1.04 Existing Defaults. There is no existing default by Grantor under any of the Permitted Encumbrances, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such a default.

          Section 1.05   Certificates and Permits.   (i)  Grantor
has and will maintain in effect all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the operation of all or any part of the Premises, the conduct of Grantor's business at the Premises, and the commencement or continuation of construction on the Premises, including, where appropriate, a Permanent Certificate of Occupancy and Board of Fire Underwriters Certificate and all required zoning ordinance, building code, land use, environmental and other similar permits or approvals, all of which as of the date hereof are in full force and effect and not subject to any revocation, amendment, release, suspension or forfeiture, (ii) the present and contemplated use and/or occupancy of the Premises does not conflict with or violate any of the same and (iii)

Grantor, promptly upon request by Trustee or Mortgagee, shall deliver to Trustee and Mortgagee copies of all of the same.

          Section  1.06  Flood Zone; Utilities; Roads; Damage.
(i) Except as has been otherwise disclosed to Mortgagee in writing, the Premises are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Premises are served by all utilities required for the present use thereof; (iii) all streets necessary to serve the Premises for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities; and (iv) the Premises are free from damage caused by fire or other casualty.


                           ARTICLE II

                      Covenants of Grantor

          Section  2.01  General Covenants.

          (a) Further Assurances. Grantor will, at the request of Trustee or Mortgagee, (i) promptly correct any defect, error or omission which may be discovered in the contents of any Mortgage Document, or in the execution, acknowledgement or recordation thereof or hereof, (ii) promptly do, execute, acknowledge and deliver any and all such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Trustee or Mortgagee may require from time to time in order to effectuate the purposes of this Mortgage, to subject to the lien and security interest hereby created any of Grantor's properties, rights or interests covered or now or hereafter intended to be covered hereby, to perfect and maintain said lien and security interest, and to convey, grant, assign, transfer and confirm unto Trustee and Mortgagee the rights granted or now or hereafter intended to be granted to Trustee or Mortgagee hereunder or under any other instrument executed in connection with this Mortgage or which Grantor may be or become bound to convey, mortgage or assign to Trustee or Mortgagee in order to carry out the intention or facilitate the performance of the provisions of this Mortgage. If Grantor shall fail to execute any of the foregoing documents, Mortgagee may execute same on Grantor's behalf and Grantor hereby appoints Mortgagee as its irrevocable attorney-in-fact, coupled with an interest for such purpose.

          (b) Filing and Recording. Grantor will, at the request of Trustee or Mortgagee, promptly record and re-record, file and refile and register and re-register this Mortgage, any financing or continuation statements and every other instrument in addition or supplemental to any thereof that shall be required by law in order to perfect and maintain the validity, effectiveness and priority of this Mortgage and the lien and security interest intended to be created hereby, or to subject after-acquired property of Grantor or proceeds to such lien and security interest, in such manner and places and within such times as may be necessary to accomplish such purposes and to preserve and protect the rights and remedies of Trustee or Mortgagee. Grantor will furnish to Trustee and Mortgagee evidence satisfactory to them of every such recording, filing or registration. Grantor hereby appoints Mortgagee or Mortgagee's designee its attorney-in-fact, which appointment is irrevocable and shall be deemed to be coupled with an interest, to file, in accordance with the laws of the state where the Premises are located, a duplicate original of this Mortgage or any supplement hereto and to execute alone and file any and all Uniform Commercial Code financing and continuation statements which Trustee or Mortgagee may deem necessary or appropriate to perfect, protect or enforce any right or security interest hereunder, and to sign Grantor's name on the same. Grantor hereby ratifies and approves all acts of the attorney-in-fact.

          (c) Protection of Lien; Defense of Action. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of Grantor, Trustee or Mortgagee in or to the Premises, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding shall be instituted against Grantor, Trustee or Mortgagee with respect thereto, Grantor will promptly notify Trustee and Mortgagee thereof and will diligently endeavor to cure any defect which may be claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to Mortgagee's approval, the compromise, release or discharge of any and all adverse claims. Trustee and Mortgagee, or either of them (whether or not named as a party to such actions or proceedings), are hereby authorized and empowered (but shall not be obligated) to take such additional steps as they may deem necessary or proper for the defense of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. Grantor shall, on demand, reimburse Trustee and Mortgagee for all expenses (including attorneys' fees and disbursements) incurred by either of them in connection with the foregoing matters, and the party incurring such expenses shall be subrogated to all
rights of the person receiving such payment.   All such costs and
expenses of Mortgagee, until reimbursement by Grantor, shall be part of the Obligations and shall be deemed to be secured by this Mortgage.

          Section 2.02   Operation and Maintenance.

          (a) Repair and Maintenance. Grantor will operate and maintain the Premises in good order, repair and operating condi-tion, will promptly make all necessary repairs, renewals, re-placements, additions and improvements thereto, interior and exterior, structural and nonstructural, foreseen and unforeseen, or otherwise necessary to insure that the same as part of the security under this Mortgage shall not in any way be diminished or impaired, and will not cause or allow any of the Premises to be misused or wasted or to deteriorate. Trustee or Mortgagee may enter upon and inspect the Premises at any reasonable time during the term of this Mortgage and as often as Mortgagee may require.

          (b) Replacement of Equipment. Subject to any limitation on Grantor's capital expenditures in effect from time to time under the Loan Agreement, Grantor will keep the Premises fully equipped and will replace all worn-out or obsolete fixtures or personal property which form a part of the Premises with fixtures or personal property comparable to the value thereof as of the date hereof, and will not, without Mortgagee's consent, remove from the Premises any fixtures or personalty covered by this Mortgage unless the same is replaced by Grantor with an article of equal suitability and value when new, owned by Grantor free and clear of any lien or security interest (other than Permitted Encumbrances and the lien and security interest created by this Mortgage). No part of the Improvements shall be removed, demolished or structurally or materially altered (including an alteration which impairs the value thereof), nor shall any new building, structure, facility or other improvement be constructed on the Land without Mortgagee's consent, unless such alteration or improvement is in an amount not in excess of $25,000.

          (c)  Inventory.  Purposely omitted.

          (d) Compliance with Laws. Grantor will perform and comply promptly with, and cause the Premises to be maintained, used and operated in accordance with, any and all (i) present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental or quasi-governmental authority or agency applicable to Grantor or the Premises,
(ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions,
(iii) similarly applicable duties or obligations of any kind imposed under any Permitted Encumbrance or otherwise by law, covenant, condition, agreement or easement, public or private, and (iv) all policies of insurance at any time in force with respect to the Premises. Notwithstanding the foregoing, Grantor shall have the right to contest in good faith the validity or applicability of any such duty or obligation, provided that and so long as (1) the same is done by Grantor upon prior written notice to Mortgagee, at Grantor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity or applicability; (2) neither the Premises nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject Mortgagee to prosecution for a criminal offense or a claim for civil liability; (4) Grantor shall establish a reserve or other security with Mortgagee in an amount and in form and substance satisfactory to Mortgagee for application towards the cost of such performance and compliance and to secure Mortgagee against any loss or damage arising out of said contests or the deferral of Grantor's performance or compliance; (5) Grantor shall thereafter diligently proceed to cure, comply or perform as required prior to the date the Premises is listed for an in rem action with respect to such non-compliance or nonperformance or any writ or order is issued under which the Premises may be sold pursuant to a final judgment; (6) Grantor indemnifies and holds harmless Mortgagee from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest; and (7) Grantor is not in default under any Mortgage Document and no event has occurred which, with the giving of notice or the passage of time, or both, might constitute an event of default under any Mortgage Document. If Grantor receives any notice that Grantor or the Premises is in default under or is not in compliance with (i), (ii), (iii) or
(iv) above, or notice of any proceeding initiated under or with respect to any of the foregoing, Grantor will promptly furnish a copy of such notice to Mortgagee.

          (e) Environmental Provisions. For the purposes of this paragraph, the following terms shall have the following meanings: (i) the term "Hazardous Material" shall mean any material or substance that, whether by its nature or use, is subject to regulation under any Environmental Requirement, (ii) the term "Environmental Requirements" shall collectively mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. SS 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. SS 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. SS 6901 et seq.), the

Toxic Substances Control Act (15 U.S.C. SS 2601 et seq.), the Clean Air Act (42 U.S.C. SS 7401 et seq.) and the Federal Water Pollution Control Act (33 U.S.C. SS 1251 et seq.), all as presently in effect and as the same may hereafter be amended, any regulation pursuant thereto, or any other present or future law, ordinance, rule, regulation, order or directive addressing environmental, health or safety issues of or by any Governmental Authority, (iii) the term "Governmental Authority" shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions, and (iv) the term "diligent inquiry" shall mean a level of inquiry at least equal to any environmental site assessment of the Premises conducted in accordance with Mortgagee's environmental policies and procedures. Grantor hereby represents and warrants to Mortgagee that, to the best of Grantor's knowledge, after diligent inquiry (i) no Hazardous Material is currently located at, on, in, under or about the Premises, (ii) no Hazardous Material has been or is currently located at, in, on, under or about the Premises in a manner which violates any Environmental Requirement, or which requires cleanup or corrective action of any kind under any Environmental Requirement, (iii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from the Premises onto or into any other property or from any other property onto or into the Premises has occurred or is occurring in violation of any Environmental Requirement, and (iv) no notice of violation, lien, complaint, suit, order or other notice with respect to the environmental condition of the Premises is outstanding, nor has any such notice been issued which has not been fully satisfied and complied with in a timely fashion so as to bring the Premises into full compliance with all Environmental Requirements.
Grantor shall comply, and shall cause all tenants or other occupants of the Premises to comply, in all respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Premises to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, under or about the Premises in a manner that could lead or potentially lead to the imposition on Grantor, Mortgagee or the Premises of any liability or lien of any nature whatsoever under any Environmental Requirement. Grantor shall notify Mortgagee promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a Governmental Authority under any Environmental Requirement, will promptly forward to Mortgagee copies of any notices received by Grantor relating to alleged violations of any Environmental Requirement and will promptly pay when due any fine or assessment against Mortgagee,

Grantor or the Premises relating to any Environmental Requirement. If at any time it is determined that the operation or use of the Premises violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Premises which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, Grantor shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from Mortgagee, take, at its sole cost and expense, such actions as may be necessary to full comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, Grantor shall commence such necessary action within such thirty
(30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements. If Grantor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action, Mortgagee may, in its sole and absolute discretion, make advances or payments towards the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by Mortgagee (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from Grantor and shall bear interest at the rate payable on Prime Loans under the Loan Agreement from the date any such sums are so advanced or paid by Mortgagee until the date any such sums are repaid by Grantor to Mortgagee. Grantor will execute and deliver, promptly upon request, such instruments as Mortgagee may deem useful or necessary to permit Mortgagee to take any such action, and such additional notes and mortgages as Mortgagee may require to secure all sums so advanced or paid by Mortgagee. If a lien is filed against the Premises by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of Grantor or for which Grantor is responsible resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Grantor will, within thirty (30) days from the date that Grantor is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Mortgagee if such Governmental Authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to Mortgagee and is sufficient to effect a complete discharge of such lien on the Premises. Mortgagee may, at its option, at intervals of not less than one year or, more frequently, if Mortgagee reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement, cause an environmental audit of the Premises or portions thereof to be conducted to confirm Grantor's compliance with the provisions of this paragraph, and Grantor shall cooperate in all reasonable ways with Mortgagee in connection with any such audit and shall pay all costs and expenses incurred in connection therewith. Grantor will defend, indemnify and hold harmless Mortgagee, its employees, agents, officers and directors from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs and litigation expenses) arising out of, or in any way related to, (i) any breach by Grantor of any of the provisions of this paragraph, (ii) the presence, disposal, spillage, discharge, emission, leakage, release or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Premises including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Premises or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Premises or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous Material, or (v) any violation of any Environmental Requirement or any policy or requirement of Mortgagee hereunder. This indemnification shall, notwithstanding any exculpatory or other provision of any nature whatsoever to the contrary set forth in the Mortgage Documents, constitute the personal recourse undertakings, obligations and liabilities of Grantor. If this Mortgage is foreclosed or Grantor tenders a deed or assignment in lieu of foreclosure, Grantor shall deliver the Premises to the purchaser at foreclosure or to Mortgagee, its nominee or wholly owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Requirements.
The obligations and liabilities of Grantor under this paragraph shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Obligations have been paid in full and irrespective of any foreclosure of this Mortgage or acceptance by Mortgagee, its nominee or wholly owned subsidiary of a deed or assignment in lieu of foreclosure and irrespective of any other fact or circumstance of any nature whatsoever.

          (f) Use. Unless required by applicable law, or unless the Mortgagee has otherwise first consented in writing, the Grantor shall not make or allow any changes to be made in the nature of the occupancy or use of the Premises or any portion thereof for which the Premises or such portion was intended at the time this Mortgage was delivered. Grantor will not at any time use or occupy, or permit the Premises to be used or occupied, in any manner which violates any applicable law, rule, regulation or order, or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

          (g) Zoning; Title Matters. Grantor will not, without Mortgagee's consent, (i) initiate or support any zoning reclassi-fication of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Premis-es or consent to the annexation of the Premises to any municipal-ity or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement. Grantor will not permit any right of way, easement or privilege necessary or appropriate to the use or operation of the Premises to be canceled or forfeited.

          Section  2.03  Insurance.

          (a) Casualty Insurance. Grantor will keep the Improvements and the Equipment insured for the benefit of Trustee, Mortgagee and the holders of the Obligations against such liabilities, casualties, risks and contingencies as Mortgagee in its sole and absolute discretion shall require.

          (b) Form of Policy. All insurance required under this Section shall be fully paid for, nonassessable and shall contain such provisions, endorsements and expiration dates, as Mortgagee shall from time to time request, and shall be in such form and amounts, and be issued by such insurance companies (which must be licensed to do business in the State of New York as well as in the State where the Premises are located) as shall be approved by Mortgagee. Without limiting the foregoing, all such policies shall contain endorsements in form acceptable to Mortgagee, naming Trustee and Mortgagee as insured parties as their inter-ests may appear, and a waiver of subrogation endorsement. All such policies shall provide that the same will not be canceled, amended or materially altered (including by reduction in the scope or limits of coverage) without at least ten (10) days' notice to Mortgagee. Such policies shall provide that they shall not be invalidated by any foreclosure or other proceeding or notice of sale relating to the Premises, or by a change in the title or ownership of the Premises, nor by the occupation of the Premises for purposes more hazardous than are permitted by such policies.

          (c)  Duplicate  Originals.   Duplicate original
policies evidencing the insurance required under this Section and any additional insurance which shall be taken out on the Premises by or on behalf of Grantor shall be deposited with and held by Mortgagee and, in addition, Grantor will deliver to Mortgagee (i) receipts evidencing payment of all premiums thereon and (ii) duplicate original renewal policies with evidence satisfactory to Mortgagee of payment of all premiums thereon, at least thirty
(30) days prior to the expiration of each such policy. In lieu of the duplicate original policies provided herein to be deliv-ered to Mortgagee, Grantor may deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information which, in Mortgagee's judgment, is sufficient to allow Mortgagee to deter-mine whether such policies comply with the requirements of this Section.

          (d) No Separate Insurance. Grantor shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section unless endorsed in favor of Trustee, Mortgagee and the holders of the Obligations in accordance with the requirements of this Section and otherwise approved by Mortgagee in all respects.

          (e) Transfer of Title. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Grantor in and to all policies of insurance required under this Section or otherwise then in force with respect to the Premises and all proceeds payable thereunder and unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Premises.

          Section 2.04   Damage and Destruction.

          (a) Grantor's Obligations. In the event of any damage to or loss or destruction of the Premises, Grantor shall (i) promptly notify Mortgagee of such event and take such steps as shall be necessary to preserve any undamaged portion of the Premises and (ii) unless otherwise instructed by Mortgagee, or unless such damage, loss or destruction is total, shall promptly, regardless of whether the insurance proceeds, if any, shall be sufficient for the purpose or shall be otherwise applied by Mortgagee as provided herein, commence and diligently pursue to completion the restoration, replacement, rebuilding or reforestation of the Premises as nearly as possible to their value, condition and character immediately prior to such damage, loss or destruction.

          (b) Mortgagee's Rights; Application of Proceeds. In the event that any portion of the Premises is so damaged, destroyed or lost, and such damage, destruction or loss is covered, in whole or in part, by insurance described in Section 2.03, then (i) Grantor shall not settle, adjust or compromise any claims for damage, destruction or loss thereunder without Mortgagee's prior written consent, (ii) Mortgagee may, but shall not be obligated to, make proof of loss if not made promptly by Grantor and is hereby authorized and empowered by Grantor to settle, adjust or compromise any claims for damage, destruction or loss thereunder without Grantor's consent, (iii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Mortgagee, and (iv) Mortgagee shall have the right to apply the insurance proceeds, first, to reimburse Trustee, Mortgagee and the holders of the Obligations for all costs and expenses, including attorneys' fees and disbursements, incurred in connection with the collection of such proceeds, and, second, the remainder of such proceeds shall be applied, at Mortgagee's option, in payment of all or any part of the Obligations, in the order and manner determined by Mortgagee in its sole discretion (provided that the remainder of the Obligations shall continue in full force and effect and Grantor shall not be excused in the payment thereof), or to the cure of any then current default hereunder, or to the repair, restora-tion, replacement or reforestation, in whole or in part, of the portion of the Premises so damaged, destroyed or lost, provided that any insurance proceeds held by Mortgagee to be applied to the Premises shall be paid out from time to time upon compliance by Grantor with such conditions as may be imposed by Mortgagee. Notwithstanding anything herein or at law or in equity to the contrary, none of the insurance proceeds paid to Mortgagee as herein provided shall be deemed trust funds and Mortgagee shall be entitled to dispose of such proceeds as provided in this Section and Section 2.03. Grantor expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Premises from any casualty whatsoever, whether or not insurable or insured against.

          Section 2.05   Condemnation.

          (a) Grantor's Obligations; Proceedings. Grantor, promptly upon obtaining knowledge of any pending or threatened institution of any proceedings for the condemnation of the Premises or of any right of eminent domain, or of any other proceedings arising out of injury or damage to the Premises (including change in grade of any street), or any part thereof or interest therein, will notify Mortgagee of the threat or pendency thereof. Mortgagee may participate in any such proceedings, and Grantor from time to time will execute and deliver to Mortgagee all instruments requested by Mortgagee to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, deliver to Mortgagee copies of all papers served in connection therewith and consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings, provided that no settlement of any such proceeding shall be made by Grantor without Mortgagee's prior written consent. Unless otherwise instructed by Mortgagee or unless the Premises cannot be restored to a viable economic unit, Grantor shall promptly, regardless of whether the proceeds of the condemnation award or the proceeds of the sale in lieu of condemnation shall be otherwise applied by Mortgagee as provided herein, commence and diligently pursue to completion the restoration, replacement, rebuilding or reforestation of the Premises as nearly as possible to their value, condition and character immediately prior to the date of award or sale giving due effect to the constraints imposed by such condemnation.

          (b)  Mortgagee's Rights to Proceeds.   The proceeds of
condemnation awards or proceeds of sale in lieu of condemnation, together with all judgments, decrees and awards for injury or damage to the Premises, are hereby assigned and shall be paid to Mortgagee. Grantor agrees to execute and deliver such further assignments thereof as Mortgagee may request and authorizes Mortgagee to collect and receive the same, to give receipts and acquittances therefor, and to appeal from any such judgment, decree or award. Mortgagee shall in no event be liable or responsible for failure to collect, or exercise diligence in the collection of, any of the same. If Mortgagee shall elect by written notice to Grantor not to apply for any such condemnation award, Grantor is hereby authorized to pursue such award in its own name, provided any proceeds received thereby shall be applied against payment of the Obligations.

          (c) Application of Proceeds. Mortgagee shall have the right to apply any proceeds, judgments, decrees or awards re-ferred to in subsection (b) of this Section, first, to reimburse Trustee and Mortgagee for all costs and expenses, including attorneys' fees, incurred in connection with the proceeding in question or the collection of such amounts, and, second, the remainder thereof as provided in Section 2.04(b) for insurance proceeds held by Mortgagee. Notwithstanding anything herein or at law or in equity to the contrary, none of the proceeds, judgments, decrees or awards or payments in lieu thereof paid to Mortgagee as herein provided shall be deemed trust funds and Mortgagee shall be entitled to dispose of such proceeds as provided in this Section.

          (d) Effect on the Obligations. Notwithstanding any condemnation, taking or other proceeding referred to in this Section causing injury to or decrease in value of the Premises (including a change in grade of any street), Grantor shall continue to pay the Obligations as provided herein. Any reduction in the Obligations resulting from such application shall be deemed to take effect only on the date of such receipt by Mortgagee or Trustee of such proceeds, judgments, decrees or awards and applications against the Obligations, provided that, if prior to the receipt by Trustee or Mortgagee of such proceeds, judgment, decree or award the Premises shall have been sold on foreclosure of this Mortgage or otherwise (unless Mortgagee has consented in writing thereto), Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with interest thereon at the rate payable on Prime Loans under the Loan Agreement, whether or not a deficiency judgment on this Mortgage shall have been sought, recovered or denied, together with attorneys' fees and disbursements incurred by Trustee or Mortgagee in connection with the collection thereof.

          Section 2.06   Liens and Liabilities.

          (a)  No Liens.   Grantor will not, without Mortgagee's
consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, trust deed, deed to secure debt, or other mortgage instrument securing repayment of a loan or debt, security interest or conditional sale or other title retention document, against or covering the Premises prior to, on a parity with or subordinate to the lien of this Mortgage, other than the Permitted Encumbrances, and will pay, bond or otherwise discharge, from time to time, when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Premises, or on the revenues, rents, issues, income or profits arising therefrom, and, in general, Grantor shall do, or cause to be done, at Grantor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mort-gage.

          (b) No Consent. Nothing in the Mortgage Documents shall be deemed or construed in any way as constituting the consent or request by Trustee or Mortgagee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialmen for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises. Grantor further acknowledges and agrees that neither Trustee nor Mortgagee stand in any fiduciary relationship to Grantor.

          (c) Right to Contest. Notwithstanding anything to the contrary contained in this Section 2.06, Grantor shall have the right to contest in good faith the validity of any lien referred to in subparagraph (a) of this Section, encumbrance, charge or security interests, provided that and so long as (1) the same is done by Grantor upon prior written notice to Mortgagee and at Grantor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Premises nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject Mortgagee to prosecution for a criminal offense or a claim for civil liabili-ty; (4) Grantor shall either bond such lien, encumbrance, or charge or deposit security with Mortgagee in an amount and in form and substance satisfactory to Mortgagee for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) Grantor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Premises is listed for an in rem action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Premises may be sold pursuant to a final judgment; (6) Grantor indemnifies and holds harmless Mortgagee from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest, and (7) Grantor is not in default under any Mortgage Document and no event has occurred which, with the giving of notice or the passage of time, or both, might constitute an event of default under any Mortgage Document.

          (d) Approved Encumbrance. In the event the Premises or any part thereof is now or hereafter subject to an approved prior deed of trust, mortgage or lien ("Approved Encumbrance"),
Grantor shall:   (i) pay the principal, interest and all other
sums secured thereby no later than five (5) days prior to their due date either directly to the holder of the Approved Encumbrance or, at the election of Mortgagee, to Mortgagee for remittance in a timely manner to the holder of the Approved Encumbrance; and will comply with all other terms, covenants and conditions thereof; (ii) if requested hereafter by Mortgagee, produce to Mortgagee from time to time no less than three (3) days prior to the due date of the installments of principal, interest and other sums payable thereof, receipts or other evidence of payment thereof satisfactory to Mortgagee, unless Mortgagee shall have required that such payments be made to Mortgagee, in accordance with subparagraph (i) hereof; (iii) not enter into any modification, amendment, agreement or arrangement with respect thereto and will not obtain any additional advances thereunder, without the prior written consent of Mortgagee, expressly including, but not in limitation of the foregoing, any such modification, amendment, agreement or arrangement pursuant to which Grantor is granted any forbearance or indulgence (as to time or amount) in the payment of any principal, interest or other sums due in accordance with the terms and provisions of the Approved Encumbrance; and (iv) notify Mortgagee promptly of the receipt of any notice given by the holder of any Approved Encumbrance.

          Section 2.07   Taxes and Other Charges.

          (a) Taxes on the Premises. Grantor will pay not later than fifteen (15) days before the same are delinquent, and, in any event, before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a lien upon, the Premises or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Premises or arising in respect of the occupancy, use or possession thereof (collectively, "Impositions"). Grantor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions. Mortgagor shall not claim, demand or be entitled to receive any credit against the Obligations for so much of the Impositions assessed against the Premises or any part thereof or that are applicable to the Obligations or to Mortgagee's interest in the Premises. No deduction shall be claimed from the taxable value of the Premises or any part thereof by reason of the Obligations, this Mortgage or any other instrument securing the Obligations.

          (b) Receipts. Unless Grantor is making monthly deposits with Mortgagee pursuant to Section 2.08, or unless Mortgagee otherwise directs, Grantor will furnish to Mortgagee, upon Mortgagee's request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

          (c) Brundage Clause. In the event of the enactment after the date hereof of any law in the State in which the Premises are located or any other governmental entity deducting from the value of the Premises for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Obligations, Mortgagee or the holders of the Obligations, then, and in such event, Grantor shall, on demand, pay to Mortgagee or such holder, or reimburse Mortgagee or such holder for payment of, all taxes, assessments, charges or liens for which Mortgagee or such holder is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Obligations wholly or partially usurious under applicable law, then Mortgagee may, at its option, declare the Obligations immediately due and payable or require Grantor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.

          (d) Right to Contest. Notwithstanding anything to the contrary contained in this Section 2.07, Grantor shall have the right to protest and/or contest any Imposition imposed upon the Premises or any part thereof, provided that and so long as (1) the same is done by Grantor upon prior written notice to Mortgagee and at Grantor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Premises nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) Grantor shall establish a reserve or other security with Grantor in an appro-priate amount and in form and substance satisfactory to Mortgagee for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Premises may be sold pursuant to such judgment; and (5) Grantor indemnifies and holds harmless Mortgagee from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, Grantor shall not be obligated to pay any such Imposi-tion unless nonpayment of such Imposition will subject the Premises or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, Grantor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion Grantor shall be obligated only to pay and discharge said periodic installments as required by this Section 2.07.

          Section 2.08 Escrows. Grantor will, at the option of Mortgagee, pay to Mortgagee, simultaneously with each monthly installment of interest hereunder one-twelfth of an amount (hereinafter referred to as the "Escrow Fund") which would be sufficient to pay the Impositions payable, or estimated by Mortgagee to be payable, during the ensuing twelve (12) months. Mortgagee will apply the Escrow Fund to the payment of the Impositions which are required to be paid by Grantor pursuant to the provisions of this Mortgage. If the amount of the Escrow Fund shall exceed the amount of the Impositions payable by Grantor pursuant to the provisions of this Mortgage, Mortgagee shall, in its discretion, (a) return any excess to Grantor or (b) credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Premises. If the Escrow Fund is not sufficient to pay the Impositions, as the same become payable, Grantor shall pay to Mortgagee, upon request, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. Until expended or applied, as above provided, any amounts in the Escrow Fund may be commingled with the general funds of Mortgagee and shall not bear interest and, upon an event of default hereunder, may be "used" by Mortgagee to reduce the Obligations.

          Section 2.09   Grantor's Certificates.

          (a) If requested by Mortgagee, Grantor shall cause to be submitted to Mortgagee, within thirty (30) days after the end of each fiscal year of Grantor, a certification given by an authorized representative of Grantor, after consultation with Grantor's general counsel, to the effect that Grantor has not taken any action and that there has occurred no change in circumstances for which any further recording or re-recording, filing or refiling, or registration or re-registration referred to in Section 2.01(b) is required in order to effect the purposes described in Section 2.01(a).

          (b) Grantor, within twenty (20) days after Mortgagee's request, shall furnish to Mortgagee a written statement, duly acknowledged, certifying to Mortgagee and/or any proposed assign-ee of this Mortgage as to (a) the amount of the Obligations then due and owing to Mortgagee, (b) the terms of payment of the Obligations, (c) the date to which interest has been paid under the Mortgage Documents and (d) whether any offsets or defenses exist against the Obligations and, if any are alleged to exist, a detailed description thereof.

         Section 2.10   Leases.


          (a) Leases; Subordination; Attornment. Any and all future leases for all or part of the Premises to which Grantor is a party as lessor ('Lease' or 'Leases') shall be subject and subordinate to this Mortgage, and shall contain provisions obligating the tenants thereunder, at Mortgagee's option, to attorn to Mortgagee in the event Mortgagee succeeds to the interest of Grantor under any such Lease.

          (b)  Enforcement.   Grantor will faithfully keep and
perform all of the obligations of the lessor under any Lease in accordance with its terms. Grantor will maintain the Leases in full force and effect and will not, without the prior consent of Mortgagee, (i) terminate or cancel any Lease or consent to or accept any termination, cancellation or surrender thereof, or permit any condition or event to exist or to occur that would, or would entitle the tenant thereunder to, terminate or cancel the same, (ii) amend, modify or otherwise change the terms of any Lease, except as required by law, or to decrease the rent or other charges or assessment payable by tenants thereunder upon any renewal or extension of any Lease, (iii) waive any default under or breach of any Lease, (iv) consent to or permit any prepayment or discount of rent or payment of advance rent under any Lease (other than the usual prepayment of rent as would result from the acceptance on a first day of each month of the rent for the ensuing month and a reasonable and customary security deposit of not more than two months' rent in accordance with the terms of any such Lease), (v) enter into any Lease not in effect on the date hereof without the prior written consent of Mortgagee, (vi) give any waiver, consent or approval under any Lease, or (vii) take any other action in connection with any Lease that would or might impair the value of Grantor's interest thereunder or of the Premises subject thereto, or impair the interest of Mortgagee therein.

          (c)  Assignment of Leases.    Grantor hereby assigns to
Mortgagee all of its right, title and interest as landlord under Leases now existing or hereafter entered into, and all rents and other sums payable to Grantor under each such Lease, together with the right to collect and receive the same. Such assignment shall be fully operative without any further action on the part of either party and Mortgagee shall be entitled to all rents, income and other benefits from the Premises. Grantor hereby further grants to Mortgagee the right, at Mortgagee's option, to
(i) enter upon and take possession of the Premises for the purpose of collecting the said rents, income and other benefits,
(ii) dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Mortgagee, (iii) let the Premises or any part thereof, and (iv) apply such rents, income and other benefits, after payment of all necessary charges and expenses, on account of the Obligations and other sums secured hereby. Such assignment and grant shall continue in effect until the Obligations and other sums secured hereby are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Premises by Mortgagee pursuant to such grant, whether or not foreclosure has been instituted.

          (d) Rent Roll. Grantor shall furnish to Mortgagee, within twenty (20) days after a request by Mortgagee to do so, a certified statement containing the names of all tenants of the Premises or any part thereof, the term of their respective leases, the space occupied, the rents payable and the securities deposited thereunder, together with true copies of each Lease and any amendments and supplements thereto.

          (e) No Commingling. All securities deposited by tenants of the Premises shall be treated as trusts funds not to be commingled with any other funds of Grantor and Grantor shall, upon demand, furnish to Mortgagee satisfactory evidence of compliance with this provision, together with a verified statement of all securities deposited by the tenants.

          (f) Successor Not Bound. To the extent not so provided by applicable law, each Lease of the Premises, or of any part thereof, entered into after the date hereof, shall provide that, in the event of the enforcement by Mortgagee of the remedies provided for by law or by this Mortgage, any person succeeding to the interest of Grantor as a result of such enforcement shall not be bound by any payment of rent or additional rent for more than one month in advance.

          (g) License to Grantor. Grantor shall have a license to collect, receive and retain all rents and other amounts, which license may be terminated at the sole option of the Mortgagee by notice to Grantor at any time upon the occurrence and during the continuance of an Event of Default, without regard to the adequacy of the Mortgagee's security hereunder.


          Section 2.11 Books and Records. Grantor will keep and maintain or will cause to be kept and maintained on a fiscal year basis in accordance with generally accepted accounting practices consistently applied proper and accurate books, records and accounts reflecting all of the financial affairs of Grantor and all items of income and expense in connection with the operation of the Premises or in connection with any services, equipment or furnishings provided in connection with the operation of the Premises, whether such income or expense are realized by Grantor or by any other person whatsoever, excepting lessees unrelated to and unaffiliated with Grantor who have leased from Grantor portions of the Premises for the purpose of
occupying the same.   Mortgagee shall have the right from time to
time at all times during normal business hours to examine such books, records and accounts at the office of Grantor or other person maintaining such books, records and accounts, and to make copies or extracts thereof as Mortgagee shall desire. At Mortgagee's request, Grantor shall furnish Mortgagee with a complete executed copy of an audited financial statement prepared by a certified public accountant acceptable to Mortgagee, and certified to by Grantor as being true, complete and accurate, covering the operation of the Premises and containing a fully itemized statement of profit and loss and of surplus and a balance sheet, and otherwise in form and substance satisfactory to Mortgagee. Grantor shall furnish to Mortgagee, within ten
(10) days after request, such further detailed information covering the operation of the Premises, as may be requested by Mortgagee.

                           ARTICLE III

              Future Advances; Expenses; Indemnity

          Section 3.01   Future Advances.

          Purposely deleted.

          Section 3.02  Advances by Trustee or Mortgagee to pay
Expenses.

          Grantor agrees that, if Grantor shall default in any of its obligations hereunder to pay any amount or to perform any action, including its obligation under Section 2.07 to pay Impositions and under Section 2.03 to procure, maintain and pay premiums on the insurance policies referred to therein, then Trustee or Mortgagee shall have the right, but not the obligation, in Grantor's name or in its own name, and without notice to Grantor, to advance all or any part of such amounts or to perform any or all such acts, and, for such purpose, Grantor expressly grants to Trustee and Mortgagee, in addition and without prejudice to any other rights and remedies hereunder, the right to enter upon and to take possession of the Premises to such extent and as often as either of them may deem necessary or desirable to prevent or remedy any such default, provided that no exercise by the Trustee or Mortgagee of such right of entry and possession shall effect, or shall be deemed, an eviction of any lessee of Grantor pursuant to a Permitted Encumbrance. No such advance or performance shall be deemed to have cured such default by Grantor. All sums so advanced and all expenses incurred by

Trustee or Mortgagee hereunder or under applicable law shall be deemed Obligations owing by Grantor to Trustee or Mortgagee and shall bear interest, from the date paid or incurred until paid, at the rate payable on Prime Loans under the Loan Agreement or at the maximum rate of interest permitted by law from time to time, whichever shall be less. All such amounts advanced or incurred, and all such interest thereon, shall be part of the Obligations and shall be secured by this Mortgage. Trustee or Mortgagee, upon making any such advance, shall be subrogated to all of the rights of the person receiving such advance.

          Section 3.03   Grantor Obligated to Pay all Expenses.

          (a) Grantor will pay or, on demand, reimburse Trustee, Mortgagee or any holder of the Obligations for the payment of, all appraisal fees, recording or filing fees, title insurance search fees and premiums, Uniform Commercial Code search fees, escrow fees, trustee's fees, attorneys' fees and disbursements and all other costs and expenses of every character incurred by Grantor, Trustee, Mortgagee or any holder of the Obligations in connection with the closing of the transactions contemplated under the Loan Agreement, otherwise attributable or chargeable to Grantor as owner of the Premises.

          (b) Grantor will pay or, on demand, reimburse Trustee, Mortgagee or any holder of the Obligations for the payment of any costs or expenses (including attorneys' fees and disbursements) incurred or expended in connection with or incidental to (i) any default by Grantor under any Mortgage Document or (ii) the exercise or enforcement by or on behalf of Trustee, Mortgagee or any holder of the Obligations of any of its rights or remedies concerning Grantor's obligations under any Mortgage Document, including the enforcement, compromise or settlement of this Mortgage or the Obligations or the defense or assertion of the rights and claims of Trustee, Mortgagee or any holder of the Obligations hereunder in respect thereof, by litigation or otherwise.

          Section 3.04   Indemnity.

          (a) Grantor agrees to indemnify and to hold harmless Trustee, Mortgagee and the holders of the Obligations from and against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including attorney's fees and disbursements) which may be imposed on, incurred or paid by or asserted against Trustee, Mortgagee or any holder of the Obligations by reason or on account of, or in connection with, (i) any default by Grantor under any Mortgage Document or (ii) Trustee's, Mortgagee's or any such holder's exercise of any of its rights and remedies, or the performance of any of its duties under any Mortgage Document; but in no event shall Grantor be obligated to indemnify and hold harmless the Trustee, Mortgagee and the other holders of the Obligations for any gross negligence or willful misconduct by any of the aforesaid parties or any of their agents, contractors, subcontractors, employees, licensees or invitees, (iii) the construction, reconstruction or alteration of the Improvements,
(iv) any negligence or willful misconduct of Grantor, any lessee of the Premises, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, (v) any accident, injury, death or damage to any person or property occurring in, on or about the Premises or any street, drive, sidewalk, curb or passageway adjacent thereto or (vi) any other matter arising out of or in any way connected with the Premises or any Mortgage Document. Any amount payable to Trustee, Mortgagee or such holder under this Section shall be deemed a demand obligation, shall be part of the Obligations, and shall be secured by this Mortgage.

          (b) Grantor's obligations under this Section shall not be affected by the absence or unavailability of insurance covering the same or by the failure or refusal by any insurance carrier to perform any obligation on its part under any such policy of covering insurance. If any claim, action or proceeding is made or brought against Trustee, Mortgagee or any holder of the Obligations which is subject to the indemnity set forth in this Section, Grantor shall, upon notice thereof by Mortgagee, resist or defend against the same, if necessary in the name of Trustee, Mortgagee or such holder, by attorneys for Grantor's insurance carrier (if the same is covered by insurance) or otherwise by attorneys approved by Mortgagee. Notwithstanding the foregoing, Trustee, Mortgagee and such holder, in their discretion, may engage their own attorneys to resist or defend, or assist therein, and Grantor shall pay, or, on demand, shall reimburse Trustee, Mortgagee or such holder for the payment of, the fees and disbursements of said attorneys.

          Section 3.05 Interest After Loan Default. If any payment due under any Mortgage Document is not paid in full when due, whether on any accelerated due date or on demand or at any other time specified under any of the provisions thereof, then the same shall bear interest hereunder at the rate payable on Prime Loans under the Loan Agreement plus two (2%) percent or the maximum rate of interest permitted by applicable law from the due date until paid, whichever is less, and such interest shall be added to and become a part of the Obligations and shall be secured hereby.



                           ARTICLE IV

                Sale or Transfer of the Premises

          Grantor acknowledges that the continuous ownership of the Premises by Grantor is of a material nature to the transaction and Mortgagee's agreement to create the Obligations. Grantor agrees that Grantor will not, directly or indirectly, sell, grant, convey, assign or otherwise transfer without Mortgagee's consent (collectively, 'Transfer'), or permit to be the subject of a Transfer, the Premises as an entirety or any material portion thereof or interest therein or any legal or beneficial interest therein, by operation of law or otherwise. For the purposes of this Mortgage, but without limiting the foregoing, a Transfer of the legal or beneficial ownership, directly or indirectly, by sale of stock, merger, liquidation or otherwise, in substantially all of the assets of Grantor shall be deemed a Transfer of the Premises or an interest therein. The provisions of this Section shall apply to each and every such Transfer of all or any portion of the Premises or any legal or equitable interest therein, regardless of whether or not Mortgagee has consented to, or waived, by its action or inaction, its rights hereunder with respect to any previous Transfer of all or any portion of the Premises or any legal or equitable interest therein. In the event that Grantor shall Transfer the Premises, or any portion thereof, or any legal, beneficial or equitable interest therein, without Mortgagee's prior written consent, Mortgagee may elect to declare the Obligations, together with any other sums secured hereby, immediately due and payable. Mortgagee may withhold its consent to any proposed Transfer for
any reason whatsoever.   Any Transfer or attempted Transfer
contrary to the provisions of this Article IV shall be void. No permitted Transfer of the Premises or any interest therein shall operate to release, discharge, modify, change or affect the liability of Grantor, either in whole or in part, unless Mortgagee specifically agrees in writing to the contrary.


                          ARTICLE V

                      Defaults and Remedies

          Section 5.01   Events of Default.   The term 'Event of
Default', as used in this Mortgage, shall mean the occurrence of any of the following events:

          (a) Grantor shall be in default in the payment of any of the Obligations when due; or

          (b) any Individual Grantor or any party liable on or in respect of the Obligations ('Responsible Party') shall fail to observe or perform any covenants or agreements contained in this

Mortgage or in the other Mortgage Documents or if any event has occurred which, with the giving of notice or the passage of time, or both, might constitute a default under this Mortgage or any Mortgage Document; or

          (c) any present or future representation, warranty or statement of fact when made by or on behalf of an Individual
Grantor or Responsible Party to Mortgagee or Trustee is false or misleading in any material respect; or

          (d) if the Premises shall be taken, attached or sequestered on execution or other process of law in any action against any Individual Grantor; or

          (e) any Individual Grantor or a Responsible Party shall be generally unable to pay its debts as they mature, suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors or have a creditors' committee appointed, make a general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts as they become due or shall commence any action or proceeding for the appointment of an trustee, receiver, custodian or liquidator of any Individual Grantor or such Responsible Party of all or any part of their respective properties or assets; or

          (f) any Individual Grantor or a Responsible Party shall commence any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation or shall take any action to authorize any of such actions or proceedings; or

          (g) any Individual Grantor or a Responsible Party shall have commenced against it any action or proceeding for relief under the Bankruptcy Code or any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation, or any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of such Individual Grantor or such Responsible Party or of all or any part of their respective properties or assets which is not dismissed within thirty (30) days of its commencement, or such Individual Grantor or such Responsible Party shall file an answer admitting or not contesting the allegations of a petition filed against it in any such proceeding or by any act or omission indicates its consent to, acquiescence in or approval of, any such action or proceeding or if the relief requested is granted sooner;

          (h) any guarantee of the Obligations shall at any time cease to be in full force and effect, or shall be declared void or invalid or the validity or enforceability thereof shall be contested by a guarantor or a guarantor shall deny it has any further liability or obligation, or shall fail to perform its obligations under the guarantee;

          (i) if any claim of priority (except a claim based upon a Permitted Encumbrance) to this Mortgage or any Mortgage Document by title, lien or otherwise shall be upheld by a court of competent jurisdiction or shall be consented to by any Individual Grantor; or

          (j) if any Individual Grantor shall be in default under the terms of any Approved Encumbrance or if any event has occurred which, with the giving of notice or the passage of time, or both, might constitute a default under any Approved
Encumbrance.

          Section 5.02 Remedies. Upon the occurrence of any one or more Events of Default, Trustee or Mortgagee, as the case may be, may (but shall not be obligated to), in addition to any rights or remedies available to it under any Mortgage Document, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce its rights and remedies against Grantor and in and to the Premises, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee or Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting its or their other rights or remedies:

          (a) Declare the entire balance of the Obligations (including the entire principal balance thereof, all accrued and unpaid interest and any premium thereon and all other such sums secured hereby) to be immediately due and payable, and upon such declaration, the entire unpaid balance of the Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Grantor, anything in any Mortgage Document to the contrary notwithstanding; or

          (b) Institute a proceeding or proceedings for the complete foreclosure of this Mortgage under any applicable provision of law; or

          (c) To the extent permitted and in the manner prescribed by applicable law, sell the Premises, and all estate, right, title, interest, claim and demand of Grantor therein, and all rights of redemption thereof, at one or more private sales, as an entirety or in parcels, with such elements of real and/or personal property (and, to the extent permitted by applicable law, Trustee or Mortgagee may elect to deem all of the Premises to be real property for purposes thereof), and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale of less than all of the Premises, this Mortgage shall continue as a lien and security interest on the remaining portion of the Premises; or

          (d) Institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in any Mortgage Document; or

          (e) Sue and recover a judgment on the Obligations, as the same become due and payable, or in their entirety on account of any default or defaults by any Individual Grantor under any Mortgage Document; or

          (f) Apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Premises, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to or the necessity to disprove the adequacy of the security for the Obligations or the solvency of any Individual Grantor or any Responsible Party, and Grantor and each such Responsible Party waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or

          (g) Enter upon the Premises, and exclude Grantor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto, and Grantor agrees to surrender possession of the Premises and of such books, records and accounts to Trustee or Mortgagee on demand after the happen-ing of any Event of Default and, in default thereof, Grantor will pay monthly in advance to Trustee or Mortgagee, as the case may be, on its entry into possession, the fair and reasonable rental value for the use and occupation of such part of the Premises as may be in possession of Grantor; and having and holding the same, Trustee or Mortgagee may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Grantor; and upon each such entry and from time to time thereaf-ter, at the expense of Grantor and without interference by Grantor and as Mortgagee may deem advisable, (i) either by purchase, repair or construction, may maintain and restore the

Premises, (ii) may insure or reinsure the same, (iii) may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon as Mortgagee may deem proper, and remodel the Premises so as to make same more readily rentable, (iv) may complete the construction of the Improvements and, in the course of such completion, may make such changes in the contemplated or completed Improvements as it may deem advisable, or (v) may in every such case in connection with the foregoing have the right to exercise all rights and powers of Grantor with respect to the Premises, either in Grantor's name or otherwise, including the right to make, cancel, enforce or modify leases and subleases, obtain and evict tenants and subtenants on such terms as it shall deem advisable; or

          (h) With or without the entrance upon or taking possession of the Premises, collect and receive all earnings, revenues, rents, issues, profits, income and cash collateral derived from the Premises, and after deducting therefrom all costs and expenses of every character incurred by Trustee or Mortgagee in collecting the same and in using, operating, managing, preserving and controlling the Premises, and otherwise in exercising Trustee's or Mortgagee's rights under subsection
(g) of this Section, including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Premises, as well as compensation for the services of Trustee, Mortgagee and their respective attorneys, agents and employees, apply the remainder as provided in Section 5.05; or

          (i) Release any portion of the Premises for such consideration as Trustee or Mortgagee may require without, as to the remainder of the Premises, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations shall have been reduced by the actual monetary consideration, if any, received by Trustee or Mortgagee for such release, and may accept by assignment, pledge or other-wise any other property in place thereof as Trustee or Mortgagee may require without being accountable for so doing to any other lienor; or

          (j) Take all action permitted under the Uniform Commercial Code of the State in which the Premises are located, Mortgagee having, in addition to all of its other rights under any Mortgage Document or otherwise (all of which rights shall be cumulative), all of the rights and remedies of a secured party under such Uniform Commercial Code; or

          (k) Take any other action, or pursue any other right or remedy, as Trustee or Mortgagee may have under applicable law.

          In the event that Trustee or Mortgagee shall exercise any of the rights or remedies set forth in subsections (g) and
(h) of this Section, neither such party shall be deemed to have entered upon or taken possession of the Premises except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall either be deemed a mortgagee in possession by reason of such entry or taking possession. Neither Trustee nor Mortgagee will be liable to account for any action taken pursuant to any such exercise other than for rents actually received by such party, nor shall Trustee or Mortgagee be liable for any loss sustained by Grantor resulting from any failure to let the Premises, or from any other act or omission of Trustee or Mortgagee. Grantor hereby consents to, ratifies and confirms the exercise by either Trustee or Mortgagee of said rights and remedies, and appoints each of Trustee and Mortgagee as its attorney-in-fact, which appointment shall be deemed to be coupled with an interest and is irrevocable, for such purposes.

          Section 5.03 Expenses. In any suit to foreclose this Mortgage or enforce any other remedy of Trustee or Mortgagee, as the case may be, under any Mortgage Document, there shall be allowed and included as an addition to and a part of the Obligations in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred in connection with the exercise by Trustee or Mortgagee of any of its rights and remedies provided or referred to in Section 5.02 including fees and disbursements of counsel, and the same shall be secured by this Mortgage.

          Section 5.04 Rights Pertaining to Sales. The following provisions shall apply to any sale or sales of all or any portion of the Premises under or by virtue of this Article V, whether made under the power of sale herein granted or by virtue of judicial proceedings which result in a judgment or decree of foreclosure and sale:

          (a) Mortgagee or Trustee may conduct any number of sales from time to time. The power of sale set forth in Section 5.02(c) hereof shall not be exhausted by any one or more such sales as to any part of the Premises which shall not have been sold, nor by any sale which is not completed or is defective in Trustee's or Mortgagee's opinion, until the Obligations shall have been paid in full.

          (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

          (c) After each sale, Mortgagee, Trustee or an officer of any court empowered to do so, shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Grantor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Each of Mortgagee and Trustee is hereby appointed the true and lawful attorney-in-fact of Grantor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Mortgagee or Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Trustee or Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Trustee or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or Mortgagee's judgment, for the purposes designated in such request.

          (d) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section given by Mortgagee or Trustee as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee, or as to the appointment of any substitute or successor Trustee, or as to any other act or thing having been duly done by Mortgagee or by such Trustee, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Mortgagee or Trustee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of the sale, but in the name and on behalf of Mortgagee or Trustee.

          (e) The receipt of Mortgagee or Trustee for the purchase money paid at any such sale, or the receipt of any other person authorized to give same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

          (f) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and any and all persons claiming or who may claim the same, or any part thereof, by, through or under Grantor to the fullest extent permitted by applicable law.

          (g) Upon any such sale or sales, Mortgagee or any holder of the Obligations may bid for and acquire the Premises and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Trustee or Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

          (h) In the event that Grantor, or any person claiming by, through or under Grantor, shall transfer or refuse or fail to surrender possession of the Premises after any sale thereof, then Grantor or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.

          (i) Upon any such sale, it shall not be necessary for Trustee, Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any or all of the Premises.

          (j) In case of a sale of all or any part of the Premises and of the application of the proceeds of sale to the payment of the Obligations, the Trustee or Mortgagee shall be entitled to enforce payment from the Grantor of all amounts then remaining due and unpaid and to recover judgment against the Grantor for any portion thereof remaining unpaid, with interest as hereinbefore set forth.

          (k) In the event a foreclosure hereunder shall be commenced by Trustee or Mortgagee, Trustee or Mortgagee may, at any time before the sale of the Premises, abandon or direct the appropriate party to abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Mortgage, or in the event that Trustee or Mortgagee should institute a suit for collection of the Obligations, and for the foreclosure of this Mortgage, Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and require the appropriate party to sell the Premises in accordance with the provisions of this Mortgage.

          Section 5.05   Application of Proceeds.   The  purchase
money, proceeds or avails of any sale referred to in Section 5.04, together with any other sums which may be held by Trustee or Mortgagee hereunder, whether under the provisions of this
Article V or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:

          First: To the payment of the costs and expenses of any such sale, including compensation to Trustee, Mortgagee, their agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabili-ties and advances made or incurred by Trustee or Mortgagee hereunder, together with interest thereon as provided herein, and all taxes, assessments and other charges, except any taxes, assessments or other charges subject to which the Premises shall have been sold.

          Second:  To the payment in full of the Obligations
     (including principal, interest, premium and fees in such order as Mortgagee may elect).

          Third:   To the payment of any other sums secured
     hereunder or required to be paid by Grantor pursuant to any provision of any Mortgage Document.

          Fourth: To the extent permitted by applicable law, to be set aside by Trustee or Mortgagee as adequate security in its judgment for the payment of sums which would have been paid by application under clauses First through Third above to Trustee or Mortgagee, arising out of an obligation or liability with respect to which Grantor has agreed to indemnify it, but which sums are not yet due and payable or liquidated.

          Fifth: To the payment of the surplus, if any, to the Grantor, unless a court of competent jurisdiction shall otherwise direct.

          Section 5.06   Waiver of Rights and Defenses.  To the
full extent Grantor may do so under applicable law, Grantor agrees with Mortgagee as follows:

          (a) Grantor will not at any time insist on, plead, claim or take the benefit or advantage of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, marshaling, extension, moratorium or redemption, or of any statute of limitations, and Grantor, for itself and its heirs, devises, representatives, successors and assigns, and for any and all persons ever claiming an interest in the Premises, hereby waives and releases all rights of redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, and all rights to a marshaling of the assets of Grantor, including the Premises, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.

          (b) Grantor shall not have or assert any right under any statute or rule of law pertaining to any of the matters set forth in subsection (a) of this Section, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Trustee or Mortgagee hereunder, including the rights of Trustee or Mortgagee hereunder to a sale of the Premises for the collection of the Obligations without any prior or different resort for collection, or to the payment of the Obligations out of the proceeds of sale of the Premises in preference to any other person.

          (c) If any statute or rule of law referred to in this Section and now in force, of which Grantor or any of its heirs, devisees, representatives, successors or assigns and such other persons claiming any interest in the Premises might take advan-tage despite this Section, shall hereafter be repealed or cease to be in force, such statute or rule of law shall not hereafter be deemed to preclude the application of this Section.

          (d) In any litigation with Trustee or Mortgagee (whether or not arising out of or relating to this Mortgage), Grantor waives trial by jury and the right to interpose any defense, set off or counterclaim of any nature or description.

          (e) Grantor shall not be relieved of its obligation to pay the Obligations at the time and in the manner provided in any Mortgage Document, nor shall the lien, security interest or priority of this Mortgage or any Mortgage Document be impaired by any of the following actions, non-actions or indulgences by Trustee or Mortgagee, each of which actions, non-actions or indulgences Trustee or Mortgagee may, in its discretion, take or refrain from taking:

          (i) any failure or refusal by Trustee or Mortgagee to comply with any request by Grantor (A) to consent to any action by Grantor, or (B) to take any action to foreclose this Mortgage or otherwise enforce any of the provisions of any Mortgage Document;

          (ii) any release, regardless of consideration or the absence thereof, of the whole or any part of the Premises or any other security for the Obligations, or any Responsible
     Party;

          (iii) Trustee's or Mortgagee's failure to perfect or to keep perfected any lien, security interest, conveyance or assignment granted under any Mortgage Document;

          (iv) any waiver by Mortgagee of compliance by Grantor with any provision of any Mortgage Document, or consent by Mortgagee to the performance by Grantor of any action which would otherwise be prohibited thereunder, or to the failure by Grantor to take any action which would otherwise be required thereunder; and

          (v) any agreement or stipulation between Trustee or Mortgagee and any Individual Grantor, or, with or without Grantor's consent, between Trustee or Mortgagee and any subsequent owner or owners of the Premises or any other security for the obligations, renewing, extending or modifying the time of payment or the terms of any Mortgage Document (including a modification of any interest rate), and, in any such event, Grantor shall continue to be obligated to pay the Obligations at the time and in the manner provided in the Mortgage Documents, as so renewed, extended or modified, unless expressly released and discharged by Mortgagee.

          (f) Regardless of consideration or the absence thereof, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Premises, Mortgagee may release any person at any time liable for the payment of the Obligations or any portion thereof or any part of the security held for the Obligations and may extend the time of payment or otherwise modify the terms of any Mortgage Document, including a modification of the interest rate payable on the principal balance of the Obligations without in any manner impairing or affecting this Mortgage or the lien thereof or the priority of this Mortgage, as so extended and modified, as security for the Obligations over any such subordinate lien, encumbrance, right, title or interest. Mortgagee may resort for the payment of the Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant of any Mortgage Document without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Resort to security will not be required at any time. In the event of a foreclosure of this Mortgage, the Obligations then due the Mortgagee shall not be merged into any decree of foreclosure entered by the court, and Mortgagee may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust which also secure said Obligations.

          Section 5.07   Exercise by Trustee.   Notwithstanding
anything herein to the contrary, Trustee (a) shall not exercise, or waive the exercise of, any of its rights or remedies under this Article (other than its right to reimbursement) except upon the request of Mortgagee, and (b) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of Mortgagee and, at the direction of Mortgagee, adhere to Mortgagee's manner of such exercise or waiver, provided that Trustee shall have the right to decline to follow any of such requests or directions if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.


                           ARTICLE VI

                           Defeasance

          If the Obligations shall be paid as the same become due and payable and there shall be no further Obligations whether contingent or otherwise, then and in that event only all rights hereunder shall terminate and the Premises shall become wholly released and cleared of the liens, security interests, conveyances and assignments evidenced hereby, at Grantor's sole cost and expense, upon receipt by Mortgagee of evidence satisfactory to it, that the foregoing conditions have been satisfied. In such event, Trustee or Mortgagee, as applicable, shall, at the request of Grantor, promptly deliver to Grantor, in recordable form, all such documents as shall be necessary to release the Premises from the liens, security interests, conveyances and assignments evidenced hereby. Notwithstanding anything in the preceding sentence to the contrary, Trustee shall so release the Premises only upon the direction of Mortgagee.

                           ARTICLE VII

                      Additional Provisions

          Section 7.01   General.

          (a) No delay or omission by Trustee or Mortgagee to exercise any right or remedy hereunder upon an Event of Default shall impair such exercise, or be construed to be a waiver of any such Event of Default or an acquiescence therein.

          (b) The failure, refusal or waiver by Trustee or Mortgagee of its right to assert any right or remedy hereunder upon any Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent Event of Default or other occurrence.

          (c) No recovery of any judgment by Trustee or Mortgagee and no levy of an execution upon the Premises or any other property of Grantor shall affect, in any manner or to any extent, the lien and security interest of this Mortgage upon the Premises, or any liens, rights, powers or remedies of Trustee or Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired as before.

          (d) Acceptance of any payment after the occurrence of an Event of Default shall not be deemed a waiver or a cure of such Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.

          (e) Nothing in any Mortgage Document shall affect the obligations of Grantor to pay the Obligations in the manner and at the time and place herein or therein respectively expressed.

          (f) In the event that Trustee or Mortgagee shall have proceeded to enforce any right or remedy hereunder by foreclo-sure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Grantor, Trustee and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Premises, subject to the lien hereof.

          Section 7.02   Provisions as to Payments; Advances.

          (a) All payments of the Obligations shall be made in such lawful money of the United States of America as shall be legal tender for payment of all debts, public and private, at the time of payment, shall be made in the manner expressly designated therefor or, if no such designation is made, at the address of

Mortgagee indicated in Section 7.05, or at such other place as Mortgagee may designate from time to time.

          (b) If any of the Obligations cannot lawfully be secured by this Mortgage, or if any part of the Premises cannot lawfully be subject to the lien and security interest hereof, to the full extent of said Obligations, then all payments made thereon shall be applied first in discharge of that portion thereof which is unsecured by this Mortgage.

          (c) To the extent that any of the Obligations are used to pay indebtedness secured by any Permitted Encumbrance or other outstanding lien, security interest or charge against the Premises or to pay in whole or in part the purchase price there-for, Trustee and Mortgagee shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released. Grantor agrees that, in consideration of such payment by Trustee or Mortgagee, Grantor hereby waives and releases all demands, defenses and causes of action for offsets and payments with respect to the same.

          (d) Any payment made under this Mortgage by any person at any time liable for the payment of the Obligations, or by any subsequent owner of the Premises, or by any other person whose interest in the Premises might be prejudiced in the event of a failure to make such payment, or by any partner, stockholder, officer or director thereof, shall be deemed, as between Trustee or Mortgagee and all such persons, to have been made on behalf of all such persons.

          Section 7.03   Usury Savings Clause.   All  agreements
in any Mortgage Document are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of the Obligations, or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of any Mortgage Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, Trustee or Mortgagee shall ever receive as interest an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to Grantor.

          Section 7.04 Separability. If, in the jurisdiction where the Premises are located, all or any portion of any provision of any Mortgage Document shall be held to be invalid, illegal or unenforceable in any respect, then, at Mortgagee's option, such invalidity, illegality or unenforceability shall not affect any other provision thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained therein.

          Section 7.05   Notices.

          (a) All notices and other communications provided for hereunder shall be in writing, shall be sent by messenger or by registered, certified or express mail, postage prepaid, and shall be addressed as follows:


               If to Grantor:

               PF Acquisition Corp.
               90 Linden Place
               Rochester, New York 14603

               Attention:  Roy A. Myers
                           President

               Curtice-Burns Foods, Inc.
               90 Linden Place
               Rochester, New York 14603

               Attention:  William D. Rice
                           Senior Vice President

               If to Mortgagee:

               Springfield Bank for Cooperatives
               67 Hunt Street
               Agawam, Massachusetts 01001

               Attention:  C. Scott Herring
                           Vice President


               If to Trustee:

               Commonwealth Title Company

               1120 Pacific Avenue
               Tacoma, Washington 98402


or, as to each such person, at such other address as shall be designated by such person in a written notice to the other persons entitled to receive notices and other communications hereunder. All such notices and communications shall, when mailed, be effective when deposited in the mails.

          Section 7.06 Right to Deal. In the event that ownership of the Premises becomes vested in a person other than Grantor, Trustee and Mortgagee may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage or the Obligations in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting.

          Section 7.07   No Merger.

          (a) If both the lessor's and the lessee's interest under any lease which constitutes a part of the Premises shall at any time become vested in any one person, this Mortgage and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and, in such event, Trustee and Mortgagee shall continue to have and enjoy all of the rights and privileges of Trustee and Mortgagee hereunder as to each separate estate.

          (b) Upon the foreclosure of the lien created hereby on the Premises, as herein provided, any leases then existing shall not be destroyed or terminated by application of the doctrine of merger or as a matter of law or as a result of such foreclosure unless Trustee or Mortgagee or any purchaser at a foreclosure sale shall so elect by notice to the lessee in question.

          Section 7.08   Applicable Law.  This Mortgage shall be
governed by and construed in accordance with the laws of the State in which the Premises are located.

          Section 7.09 Sole Discretion of Trustee and Mortgagee. Whenever Trustee's or Mortgagee's judgment, consent or approval is required hereunder for any matter, or either shall have an option or election hereunder, such judgment, the decision as to whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Trustee or Mortgagee, as the case may be. If, at any time, Grantor believes that Mortgagee or Trustee has not acted reasonably in granting or withholding any approval or consent under this Mortgage or any other Mortgage Document, as to which approval or consent either Mortgagee or Trustee has expressly agreed to act reasonably or, absent such agreement, a court of law having jurisdiction over the subject matter would require Mortgagee or Trustee to act reasonably, then Grantor's sole remedy shall be to seek injunctive relief or specific performance and no action for monetary damages or punitive damages shall in any event or under any circumstance be maintained by Grantor against Mortgagee or Trustee.

          Section 7.10   Provisions as to Covenants and
Agreements. All of Grantor's covenants and agreements hereunder shall run with the land, and time is of the essence with respect thereto.

          Section 7.11 Matters to be in Writing. This Mortgage cannot be altered, amended, modified, terminated or discharged except in a writing signed by the party against whom enforcement of such alteration, amendment, modification, termination or discharge is sought. No waiver, release or other forbearance by Trustee or Mortgagee will be effective against Trustee or Mortgagee unless it is in a writing signed by Trustee and Mortgagee, and then only to the extent expressly stated. Notwithstanding the preceding two (2) sentences, Trustee shall not enter into any such writing without Mortgagee's consent, except pursuant to Section 5.07.

          Section 7.12  Construction of Provisions.  The
following rules of construction shall be applicable for all purposes of this Mortgage and all documents or instruments supplemental hereto, unless the context otherwise requires:

          (a) All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Mortgage, unless expressly otherwise designated in context.

          (b) The terms 'include', 'including' and similar terms shall be construed as if followed by the phrase 'without being limited to.'

          (c) The term 'Premises' shall be construed as if followed by the phrase 'or any part thereof.'

          (d) The term 'Obligations' shall be construed as if followed by the phrase 'or any other sums secured hereby, or any part thereof.'

          (e) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.

          (f) The term 'person' shall include natural persons, firms, partnerships, corporations and any other public and private legal entities.

          (g) The term 'provisions' when used with respect hereto or with respect to any other document or instrument, shall be construed as if preceded by the phrase 'terms, covenants, agreements, requirements, conditions and/or.'

          (h) All Article, Section and Exhibit captions herein are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Mortgage.

          (i) No inference in favor of, or against, any party shall be drawn from the fact that such party has drafted any portion hereof.
          (j) The cover page of and all recitals set forth in, and all Exhibits to, this Mortgage are hereby incorporated in this Mortgage.

          (k) All obligations of Grantor hereunder shall be performed and satisfied by or on behalf of Grantor at Grantor's sole cost and expense.

          (l) The term 'lease' shall mean 'tenancy, subtenancy, lease or sublease' and the term 'lessee' shall mean 'tenant, subtenant, lessee and sublessee.'

          Section 7.13 Successors and Assigns. The provisions hereof shall be binding upon each Individual Grantor and the heirs, devisees, representatives, successors and assigns of such Individual Grantor, including successors in interest of such Individual Grantor in and to all or any part of the Premises, and shall inure to the benefit of Trustee, Mortgagee and the holders of the Obligations and their respective heirs, successors, legal
representatives, substitutes and assigns.   All references in
this Mortgage to such Individual Grantor, Trustee or Mortgagee shall be construed as including all of such other persons with respect to the person referred to. Where two or more persons have executed this Mortgage, the obligations of such persons shall be joint and several except to the extent the context clearly indicates otherwise.

          Section 7.14 Counterparts. This Mortgage may be executed in any number of counterparts with the same effect as if all parties hereto had executed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart.

          Section 7.15 Use of Mortgagee's Name. Grantor shall not use Mortgagee's name or the name of any person, firm or corporation controlling, controlled by or under common control with the Mortgagee in connection with any of the Grantor's activities, except as such use may be required by applicable law or regulation of any governmental body, or by any financing institution with which Grantor may be doing business.

          Section 7.16 Management. Grantor covenants that, at all times prior to the payment in full of the Obligations, the Premises shall be managed by Grantor or by a management company which shall have been approved in writing by Mortgagee and pursuant to a management agreement which shall have been approved in writing by the Mortgagee prior to the execution thereof.

          Section 7.17  Conflicts.  If the terms and conditions
hereof conflict with the terms and conditions of the Loan
Agreement, the terms and conditions of the Loan Agreement will prevail.

          Section 7.18   Security Agreement; Fixture Filing.
This Mortgage, to the extent that it conveys or otherwise deals with personal property or with items of personal property which are or may become fixtures, shall also be construed as a security agreement under the Uniform Commercial Code as in effect in the state in which the Premises are located and, to the extent permitted by applicable law, this Mortgage constitutes a financing statement filed as a fixture filing in the official records of the county recorder of the county in which the Premises are located with respect to any and all fixtures included within the term 'Premises' as used herein and with respect to any goods or other personal property that may now be or hereafter become such fixtures. For purposes of the foregoing, the Grantor is the debtor (with its address as set forth above), and the Mortgagee is the secured party (with its address as set forth above).

          Section 7.19 Relationship. The relationship of Mortgagee to Grantor hereunder is strictly and solely that of lender and borrower and nothing contained in this Mortgage or any other Mortgage Document is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Grantor other than as lender and borrower.

          Section 7.20   Nonagricultural Clause.  The Premises
are not used principally or primarily for agricultural or farming purposes.


                          ARTICLE VIII

             Provisions as to Trustee and Mortgagee

          Section 8.01 Trustee's Appointment. Trustee may resign by an instrument in writing addressed to Mortgagee, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Mortgagee. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Mortgagee shall deem it desirable to appoint a substitute or successor trustee to act instead of Trustee herein named or any substitute or successor Trustee, then Mortgagee shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without any formality other than an appointment and designation in writing executed by Mortgagee, and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Obligations have been paid in full or until the Premises are sold hereunder. Such appointment and designation by Mortgagee shall be full evidence of the right and authority to make the same and of all facts therein recited. If Mortgagee is a corporation or a national banking association and such appointment is executed in its behalf by an officer of such corporation or national banking association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or national banking association. Upon the making of such appointment and designation, all of the estate and title of Trustee in the Premises shall vest in the named successor or substitute Trustee and it shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Mortgagee or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Premises of the Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the Trustee herein named or its successor or successors, or substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

          Section 8.02 Exculpation. Neither Trustee nor Mortgagee, as the case may be, shall be liable for any error of judgment or act done by Trustee or Mortgagee, or be otherwise responsible or accountable under any circumstances whatsoever, except for any act or omission due to gross negligence or willful misconduct. Trustee or Mortgagee, as the case may be, shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it to be genuine. All moneys received by Trustee and Mortgagee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and neither Trustee nor Mortgagee shall be under any liability for interest on any moneys received by it hereunder.

          SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

          IN WITNESS WHEREOF, each Individual Grantor has executed this Mortgage as of the day and year first above written.

                                  PF ACQUISITION CORP.
        [Corporate Seal]
        ATTEST:                   By:  ROY A. MYERS
                                  ------------------------
                                  Name:   Roy A. Myers
                                  Title:  President
               THOMAS M. HAMPSON
        -------------------------
        Name:  Thomas M. Hampson
        Title: Assistant Secretary

                                  CURTICE-BURNS FOODS, INC.
        [Corporate Seal]
        ATTEST:                   By:     WILLIAM D. RICE
                                  -----------------------------
                                  Name:   William D. Rice
                                  Title:  Senior Vice President
               THOMAS M. HAMPSON
        -------------------------
        Name:  Thomas M. Hampson
        Title: Assistant Secretary

        RIDER TO MORTGAGE, OPEN END MORTGAGE, DEED OF TRUST,
          TRUST DEED, DEED TO SECURE DEBT, PURCHASE MONEY
           MORTGAGE, ASSIGNMENT, SECURITY AGREEMENT AND
            FINANCING STATEMENT DATED NOVEMBER 3, 1994,
           BETWEEN PF ACQUISITION CORP. AND CURTICE-BURNS
               FOODS, INC., COLLECTIVELY AS GRANTOR,
            COMMONWEALTH TITLE COMPANY, AS TRUSTEE, AND
          SPRINGFIELD BANK FOR COOPERATIVES, AS MORTGAGEE


        The foregoing instrument is hereby modified and supplemented as follows (terms referred to in the foregoing instrument shall have their defined meanings herein unless otherwise stated):


        1. All references to the term 'purchase money mortgage' contained in the Mortgage are hereby deleted.


        2. The words 'good, marketable and insurable' contained in the first sentence of Section 1.03 of the Mortgage are hereby deleted so that such sentence shall read '(i) Grantor has and will have fee simple title to the Premises, free and clear of all liens, charges and encumbrances of very kind and character, subject only to Permitted Encumbrances.'


        3. (v) of Section 1.03 of the Mortgage is hereby deleted in its entirety and the following is hereby inserted in its place and stead: '(v) Grantor will forever defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.'

        4. If, as of the date hereof, there exists a default by any Individual Grantor under any of the Permitted Encumbrances, or any event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such a default, notwithstanding Section 1.04 and
Section 5.01(c) of the Mortgage, the existence of same shall not be deemed an Event of Default under the Mortgage if Grantor shall give Mortgagee written notice of such default or event as soon as Grantor has knowledge of same and shall thereafter proceed to diligently cure such default or correct such event.


        5. Subparagraph (e) of Section 2.02 of the Mortgage is hereby deleted in its entirety and the following is hereby inserted in its place and stead:


        '(e) Environmental Provisions. For the purposes of this paragraph, the following terms shall have the following meanings: (i) the term 'Hazardous
        Material' shall mean any material or substance that, whether by its nature or use, is subject to regulation under any Environmental Requirement,
        (ii) the term 'Environmental Requirements' shall collectively mean the Comprehensive Environmental
        Response, Compensation and Liability Act of 1980
        (42 U.S.C. ss 9601 et seq.), the Hazardous
        Materials Transportation Act (49 U.S.C. ss 1801 et seq.), the Resource Conservation and Recovery Act
        (42 U.S.C. ss 6901 et seq.), the Toxic Substances
        Control Act (15 U.S.C. ss 2601 et seq.), the Clean
        Air Act (42 U.S.C. ss 7401 et seq.) and the Federal Water Pollution Control Act (33 U.S.C. ss
        1251 et seq.), all as presently in effect and as the same may hereafter be amended, any regulation pursuant thereto, or any other present or future law, ordinance, rule, regulation, order or directive addressing environmental, health or safety issues of or by any Governmental

        Authority, and (iii) the term 'Governmental
        Authority' shall mean the Federal government, or any state or other political subdivision thereof, or any agency, court or body of the Federal government, any state or other political subdivision thereof, exercising executive, legislative, judicial, regulatory or administrative functions. Grantor hereby represents and warrants to Mortgagee that, to the best of Grantor's knowledge, (i) no Hazardous
        Material has been or is currently located at, in, on, under or about the Premises in a manner which violates any Environmental Requirement, or which requires cleanup or corrective action of any kind under any Environmental Requirement, (ii) no releasing, emitting, discharging, leaching, dumping or disposing of any Hazardous Material from the Premises onto or into any other property or from any other property onto or into the Premises has occurred or is occurring in violation of any Environmental Requirement, and
        (iii) no notice of violation, lien, complaint, suit, order or other notice with respect to the environmental condition of the Premises is outstanding, nor has any such notice been issued which has not been fully satisfied and complied with in a timely fashion so as to bring the Premises into full compliance with all Environmental Requirements. Grantor shall comply, and shall cause all tenants or other occupants of the Premises to comply, in all respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Premises to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, under or about the Premises in a manner that could lead or potentially lead to the imposition on Grantor, Mortgagee or the Premises of any liability or lien of any nature whatsoever under any Environmental Requirement. Grantor shall notify Mortgagee promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a Governmental
        Authority under any Environmental Requirement, will promptly forward to Mortgagee copies of any notices received by Grantor relating to alleged violations of any Environmental Requirement which may result in a potential liability in excess of $500,000 in the aggregate and will promptly pay when due any fine or assessment against Mortgagee, Grantor or the Premises relating to any Environmental Requirement, subject to
        Grantor's right to contest the same set forth in
        Section 2.02(d) hereof. If at any time it is determined that the operation or use of the Premises violates any applicable Environmental
        Requirement or that there are Hazardous Materials located at, in, on, under or about the Premises which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, subject to Grantor's right to contest the same set forth in
        Section 2.02(d) hereof, Grantor shall, within thirty (30) days after receipt of notice thereof from any Governmental Authority or from Mortgagee, take, at its sole cost and expense, such actions as may be necessary to full comply in all respects with all Environmental
        Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, Grantor shall commence such necessary action within such thirty
        (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements. If Grantor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action, Mortgagee may, in its sole and absolute discretion, after prior written notice to Grantor, make advances or payments towards the performance or satisfaction of the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by Mortgagee
        (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from Grantor and shall bear interest at the rate payable on Prime Loans under the Loan
        Agreement from the date any such sums are so advanced or paid by Mortgagee until the date any such sums are repaid by Grantor to Mortgagee.

        Grantor will execute and deliver, promptly upon request, such instruments as Mortgagee may deem useful or necessary to permit Mortgagee to take any such action, and such additional notes and mortgages as Mortgagee may require to secure all sums so advanced or paid by Mortgagee. If a lien is filed against the Premises by any Governmental
        Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of Grantor or for which Grantor is responsible resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Grantor will, within thirty (30) days from the date that Grantor is first given notice that such lien has been placed against the Premises
        (or within such shorter period of time as may be specified by Mortgagee if such Governmental
        Authority has commenced steps to cause the Premises to be sold pursuant to such lien) either
        (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to Mortgagee and is sufficient to effect a complete discharge of such lien on the Premises. Mortgagee may, at its option, if Mortgagee reasonably believes that the existence of a Hazardous Material or other environmental condition on the Premises poses a danger to the public health and safety by virtue of the fact the existence of such Hazardous Material or environmental condition on the Premises violates or threatens to violate any Environmental
        Requirement, cause an environmental audit of the Premises or portions thereof to be conducted to confirm Grantor's compliance with the provisions of this paragraph, and Grantor shall cooperate in all reasonable ways with Mortgagee in connection with any such audit and shall pay all costs and expenses incurred in connection therewith.
        Grantor will defend, indemnify and hold harmless
        Mortgagee, its employees, agents, officers and directors from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs and litigation expenses) arising out of, or in any way related to, (i) any breach by Grantor of any of the provisions of this paragraph, (ii) the presence, disposal, spillage, discharge, emission, leakage, release or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Premises including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Premises or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Premises or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any Governmental Authority relating to such Hazardous
        Material, or (v) any violation of any
        Environmental Requirement or any policy or requirement of Mortgagee hereunder. This indemnification shall, notwithstanding any exculpatory or other provision of any nature whatsoever to the contrary set forth in the Mortgage Documents, constitute the personal recourse undertakings, obligations and liabilities of Grantor, but shall not be personally recourse to Grantor's officers, directors, agents or employees. The obligations and liabilities of Grantor under this paragraph shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Obligations have been paid in full and irrespective of any foreclosure of this Mortgage or acceptance by Mortgagee, its nominee or wholly owned subsidiary of a deed or assignment in lieu of foreclosure and irrespective of any other fact or circumstance of any nature whatsoever.'

        6. Subparagraph (a) of Section 2.03 of the Mortgage is hereby deleted in its entirety and the following is hereby inserted in its place and stead:


        '(a) Casualty Insurance.  Grantor will keep the
        Improvements and the Equipment insured for the benefit of Trustee, Mortgagee and the holders of the Obligations against loss or damage of the kind and in the amounts customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated.'


        7. Notwithstanding paragraph (b) of Section 2.03 of the Mortgage, insurance companies issuing policies under Section
2.03 need not be licensed to do business in the State of New York, but must be licensed to do business in the State where the Premises are located and must otherwise be approved by the Mortgagee.


        8. Notwithstanding (a) (ii) of Section 2.04 of the Mortgage, Grantor shall not have any obligation to restore the Premises upon the occurrence of a casualty if, as a consequence of same, Grantor shall elect to discontinue all or substantially all of its operations at the Premises and to pay Mortgagee all of the net insurance proceeds (after payment of the usual costs of collection) from such casualty.


        9. Notwithstanding anything to the contrary contained in subparagraph (b) of Section 2.04 of the Mortgage, the following shall apply:

        (a) Grantor shall not be required to obtain Mortgagee's consent, and Mortgagee shall not be authorized and empowered on its own, to settle, adjust or compromise any claim for damage, destruction or loss under any insurance described in
Section 2.03 of the Mortgage, unless such claim exceeds $100,000.


        (b) If the Premises are damaged or destroyed and Mortgagee determines that all the conditions described in this paragraph have been satisfied, then Mortgagee shall apply the proceeds of insurance first to all its costs in the collection thereof, and second to reimbursing Grantor for Grantor's actual costs, approved by Mortgagee, of restoring the Premises. Insurance proceeds shall be so applied only if Mortgagee determines that: (i) the Premises are capable of being suitably restored to the value, condition and function existing prior to such damage or destruction; (ii) Grantor is not in default or in breach of any Obligations, nor has an uncured Event of Default occurred under the Mortgage, nor do any facts or circumstances exist that would constitute an Event of Default with the passage of time or the giving of notice; (iii) sufficient funds are available (from proceeds of insurance and/or from funds of Grantor) to enable Grantor to complete such restoration; (iv) the validity and priority of the Mortgage will not be adversely affected; (v) Grantor enters into an agreement, reasonably satisfactory in form and substance to Mortgagee, establishing conditions to disbursements similar to those employed at the time by institutional construction lenders; (vi) Grantor delivers to Mortgagee such security as Mortgagee shall reasonably require to assure completion of restoration; and (vii) Grantor complies with such further reasonable conditions as Mortgagee shall require.


        10. Notwithstanding subparagraph (a) of Section 2.05 of the Mortgage, Grantor shall not have any obligation to restore the Premises upon the occurrence of a condemnation if, as a consequence of same, Grantor shall elect to discontinue all or substantially all of its operations at the Premises and to pay Mortgagee all of the net proceeds (after payment of the usual costs of collection) from such condemnation.


        11. Section 2.08 of the Mortgage is hereby deleted in its entirety.


        12. Section 2.11 of the Mortgage is hereby deleted in its entirety and the following is hereby inserted in its place and stead:


        'Section 2.11 Information Regarding the Operation of the Premises. Grantor shall furnish to Mortgagee, with ten (10) days after request, such information covering the operation of the Premises, as may be reasonably requested by Mortgagee.'


        13. The following Subparagraphs are hereby added to the end of Section 7.12 of the Mortgage:

        '(m) Whenever Grantor is required to reimburse or pay Mortgagee or Trustee for any attorney's fees and expenses expended or incurred by either hereunder, Grantor shall only be required to reimburse or pay such amounts to the extent that the amount thereof was reasonable.

        (n) Whenever Mortgagee or Trustee is permitted to take any action after an Event of Default, Mortgagee or Trustee shall only be permitted to act while such Event of Default is continuing, and, in no event shall Mortgagee or Trustee (or any person acting by, through or under them) have the right to enter onto and take possession of the Premises unless an Event of Default shall have occurred and be continuing.

        (o) In the case of any indemnity or exculpation of Mortgagee or Trustee (or any person acting by, through or under them), in no event shall Grantor be required to indemnify any person, nor shall any person be exculpated, to the extent of such person's gross negligence or willful misconduct.

        (p) The term 'Permitted Encumbrance' in this Mortgage shall be deemed to include all items which are 'Permitted Liens' under Subparagraphs 7.1 (b), (c), (f), (g), (i) and (j) of the Loan Agreement, provided that if any of the foregoing allows Grantor the right to contest a particular 'Permitted Lien', such contest shall be subject to any applicable provision of the Mortgage governing same.'

        14. Section 7.17 of the Mortgage is hereby deleted in its entirety and the following is hereby inserted in its place and stead:


        'Section 7.17 Conflicts.

        (a) Notwithstanding anything in this Mortgage to the contrary, if any term, provision or condition hereof shall conflict with any term, provision or condition of the Loan Agreement, then the term, provision or condition of the Loan Agreement will prevail. Without limiting the foregoing, if the Loan Agreement provides for any of the following and this Mortgage does not so provide in similar circumstances or this Mortgage provides for the same in similar circumstances in a manner more restrictive on or less favorable to the Grantor than under the Loan Agreement, then the same shall be deemed to be a 'conflict' with respect to which the Loan Agreement shall govern:

             (i)  any time period by which the Grantor is
        required to take any action or after which Mortgagee or Trustee is permitted to take any action;

             (ii) any notice requirement or grace or cure period with respect to any Event of Default or other obligation of the Grantor;

             (iii) any qualification or exception to any representation, affirmative or negative covenant or Event of Default which creates a 'materiality' standard for such representation, covenant or Event of Default or a right to contest any matter (provided that any such contest shall be subject to the provisions of this Mortgage governing contests); and

             (iv) any restriction on the right of Grantor to Transfer the Premises, which shall be subject to the rights of Grantor under Sections 7.3, 7.4 and 7.7 of the Loan Agreement, provided that the net amount of any proceeds received by Grantor in connection with any Transfer under such Sections shall first be used to pay the maximum amount secured by this Mortgage before any such net proceeds are retained by Grantor; and

             (v) any requirement that Trustee or Mortgagee shall not unreasonably withhold or delay its consent for any matter whenever Trustee's or Mortgagee's consent or approval is required, or either shall have any option or election to take or not to take any action or otherwise to exercise discretion.

        (b) Notwithstanding anything in this Mortgage to the contrary, if any term, provision or condition hereof shall conflict with any term, provision or condition of the Borrower Security Agreement or the Subsidiaries Security Agreement (as those terms are defined in the Loan Agreement) regarding any equipment, machinery or personal property described in Granting Clause Third hereof (or any other granting clause covering fixtures and equipment) that is used in the operation of Grantor's business and which would not be necessary for the operation and maintenance of the Improvements if no business operations were conducted thereon, then the term, provision or condition of the Borrower Security

        Agreement or the Subsidiaries Security Agreement, as the case may be, will prevail.'

        If there shall be any conflict between the provisions contained in the Mortgage and the provisions contained in this Rider, the provisions contained in this Rider shall prevail.


                              PF ACQUISITION CORP.

[Corporate Seal]              By:       /s/ Roy A. Myers
                                 --------------------------------
                                          ROY A. MYERS
                              Title:        President
                                    -----------------------------


ATTEST:


By:     /s/ Thomas M. Hampson
   ---------------------------
          Thomas M. Hampson
Title:  Assistant Secdretary
      ------------------------

                              CURTICE-BURNS FOODS, INC.

[Corporate Seal]              By:      /s/ William D. Rice
                                 --------------------------------
                                         WILLIAM D. RICE
                              Title:        President
                                    -----------------------------


ATTEST:


By:     /s/ Thomas M. Hampson
   ---------------------------
          Thomas M. Hampson
Title:  Assistant Secdretary
      ------------------------

                                                    Schedule 1 to Exhibit 4.12


     In connection with the New Credit Agreement, PFAC, the Company and certain subsidiaries of the Company entered into a total of 28 substantially identical mortgages. The mortgages differ from the one filed herewith as Exhibit 4.12 only in nomenclature and other administrative details (as required by the local law of the jurisdiction in which the mortgaged property is located) and as described below.




          PROPERTY                       MORTGAGOR            AMOUNT SECURED



     (a)  Vancouver, British Columbia    Nalley's Canada Limited         $ 2,000,000
     (b)  Denver, Colorado               Curtice Burns Meat Snacks, Inc  $ 5,000,000
     (c)  Montezuma, Georgia                   PFAC                      $ 8,000,000
     (d)  Montezuma, Georgia                   Curtice-Burns             $   800,000
     (e)  Ridgeway, Illinois                   PFAC                      $   500,000
     (f)  Mt. Summit, Indiana                  PFAC                      $ 9,500,000
     (g)  Benton Harbor, Michigan              PFAC                      $ 1,500,000
     (h)  Coloma, Michigan                     PFAC                      $ 2,500,000
     (i)  Fennville, Michigan                  PFAC                      $ 2,000,000
     (j)  Sodus, Michigan                      PFAC                      $   500,000
     (k)  North Bend, Nebraska                 PFAC                      $   300,000
     (l)  Bergen, New York                     PFAC                      $ 3,500,000
     (m)  Brockport, New York                  Monroe County IDA         $15,000,000
                                                and Curtice-Burns
     (n)  Brockport, New York                  Curtice-Burns             $   250,000
     (o)  Gorham, New York                     PFAC                      $   400,000
     (p)  Leicester, New York                  PFAC                      $ 3,500,000
     (q)  LeRoy, New York                      PFAC                      $ 3,000,000
     (r)  Lyons, New York                      PFAC                      $ 2,000,000
     (s)  Oakfield, New York                   PFAC                      $ 3,000,000
     (t)  Red Creek, New York                  PFAC                      $ 1,500,000
     (u)  Rushville, New York                  PFAC                      $ 2,000,000
     (v)  Shortsville, New York                PFAC                      $ 1,000,000
     (w)  Waterport, New York                  PFAC                      $   250,000
     (x)  Cincinnati, Ohio                     PFAC                      $ 1,000,000
     (y)  Berlin, Pennsylvania                 PFAC                      $ 2,500,000
     (z)  Alamo, Texas                         PFAC                      $ 1,500,000
     (aa) Enumclaw, Washington                 Curtice-Burns             $ 1,200,000
     (ab) Tacoma, Washington*                  PFAC                      $25,000,000




     *Filed as Exhibit 4.12